AMENDED AND RESTATED
                        REVOLVING CREDIT AGREEMENT


                  TRANS WORLD ENTERTAINMENT CORPORATION
                            RECORD TOWN, INC.

                                   and

                                 NBD Bank,



                              DATED AS OF
                             July 26, 1996

TABLE OF CONTENTS


                                                      Page
                                                      ----

SECTION 1.	DEFINITIONS		                             2

Section 1.1	Defined Terms		                         2
Section 1.2	Use of Defined Terms		                22
Section 1.3	Accounting Terms		                    22


SECTION 2.	AMOUNT AND TERMS OF CREDIT		            22

Section 2.1	The Commitment		                        22
Section 2.2	The Notes; Interest		                    23
Section 2.3	Letters of Credit		                    24
Section 2.4	Notice of Borrowing		                    27
Section 2.5	Fees		                                28
Section 2.6	Termination or Reduction of Commitment		29
Section 2.7	Prepayments		                            34
Section 2.8	Computation of Interest and Commitment
		Fee		                                        35
Section 2.9	Requirements of Law		                    36
Section 2.10	Pro Rata Treatment and Payments;
		Use of Proceeds		                            39


SECTION 3.	CONDITIONS OF BORROWING		                41

Section 3.1	Conditions of Effectiveness		            41
Section 3.2	Conditions of All Loans		                46


SECTION 4.	REPRESENTATIONS AND WARRANTIES		        47

Section 4.1	Corporate Existence		                    47
Section 4.2	Corporate Power and Authorization		    47
Section 4.3	No Legal Bar to Loans		                49
Section 4.4	No Material Litigation		                49
Section 4.5	No Default		                            50
Section 4.6	Ownership of Properties; Liens		        50
Section 4.7	Taxes		                                50
Section 4.8	Financial Condition		                    51
Section 4.9	Filing of Statements and Reports		    51
Section 4.10	ERISA		                            52
Section 4.11	Environmental Matters		            53
Section 4.12	Insurance		                        54

Section 4.13	Institutional Investor Debt
        Restructuring Documents		                    54
Section 4.14	Accuracy and Completeness
		of Information		                            56
Section 4.15	Labor Matters		                    57
Section 4.16	Leaseholds, Permits, etc. 		        57
Section 4.17	Subsidiaries		                    58
Section 4.18	Existing Indebtedness		            59
Section 4.19	Company Actions		                    59
Section 4.20	Security Documents		                59
Section 4.21	Patents and Trademarks		            60
Section 4.22	Movies Plus, Inc.		                60


SECTION 5.  AFFIRMATIVE COVENANTS		                60

Section 5.1	Financial Statements		                61
Section 5.2	Payment of Obligations		                65
Section 5.3	Maintenance of Properties; Insurance		65
Section 5.4	Notices 		                            65
Section 5.5	Conduct of Business and Maintenance of
        Existence		                                67
Section 5.6	Inspection of Property, Books and Records	67
Section 5.7	Hazardous Material		                    68
Section 5.8	Subsidiary Guarantees		                68
Section 5.9	Compliance with Law		                    69
Section 5.10	Maintenance of Office		            69
Section 5.11	Quarterly Meetings		                69
Section 5.12	Monthly Monitoring Reports		        70


SECTION 6.  NEGATIVE COVENANTS		                    70

Section 6.1	Limitation of Indebtedness		            70
Section 6.2	Limitation on Liens		                    72
Section 6.3	Limitation on Contingent Obligations		74
Section 6.4	Limitation on Capital Expenditures		    74
Section 6.5	Prohibition of Fundamental Changes		    75
Section 6.6	Limitations on Dividends and Stock
		Acquisitions		                            76
Section 6.7	Limitation on Investments, Loans and
        Advances		                                76
Section 6.8	Prohibition of Certain Prepayments		    78
Section 6.9	Limitation on Leases		                78
Section 6.10	Limitation on Sale and Leaseback		79
Section 6.11	Maintenance of Current Ratio		    79
Section 6.12	Maintenance of Consolidated Tangible
		Net Worth		                                79

 Section 6.13	Limitation on Debt to Consolidated
		Tangible Net Worth		                        80
Section 6.14	Maintenance of Inventory Turnover		81
Section 6.15	No Amendment of Debt Instruments		82
Section 6.16	Maintenance of Accounts		            82
Section 6.17	Limitation on Transactions
		with Affiliates		                            83
Section 6.18	Limitation on Changes in Fiscal Year	83
Section 6.19	Limitation on Lines of Business		    83
Section 6.20	Minimum Consolidated EBITDA		        84
Section 6.21	Limitation on Material Asset Sales.	    84
Section 6.22	Maintenance of Ownership		        85
 Section 6.23	Maintenance of Tangible Net Worth
        of Record Town		                            85
Section 6.24	Tax Consolidation		                85
Section 6.25	Limitations on Preferred Stock		    86
Section 6.26	New Stores and Leases		            86
Section 6.27	Maintenance of Fixed Charges Ratio		86
Section 6.28	Foreign Subsidiaries		            87


SECTION 7.  EVENTS OF DEFAULT		                    87

Section 7.1	Events of Default		                    87


SECTION 8.  MISCELLANEOUS		                        94

Section 8.1	Limited Role of the Bank		            94
Section 8.2	Choice of Law Construction		            95
Section 8.3	Consent to Jurisdiction		                95
Section 8.4	WAIVER OF JURY TRIAL		                96
Section 8.5	Notices		                                96
Section 8.6	Entire Agreement; No Waiver; Cumulative
        Remedies; Amendments; Setoff;   Counterparts	98
Section 8.7	Reference to Subsidiaries and Guarantors	100
Section 8.8	Captions		                            100
Section 8.9	Exhibits and Schedules		                100
Section 8.10	Expenses; Indemnity		                101
Section 8.11	Survival of Agreements		            103
Section 8.12	Successors and Assigns		            103
Section 8.13	Interest		                        106
Section 8.14	Waiver and Release		                107

Execution				                                112

Schedule I	Commitments and Commitment Percentages
Schedule II	Liens
Schedule III	Subsidiaries
Schedule IV	Existing Indebtedness
Schedule V	UCC Filing Offices
Exhibit A	Form of Note
Exhibit B	Form of Guarantee
Exhibit C	Monthly Reports
Exhibit D	Form of Movie Plus Subordination Agreement
Exhibit E	Form of Amended and Restated Intercreditor Agreement
Exhibit F	Form of Bank Depository Agreement
Exhibit G	Form of Collateral Trust Indenture
Exhibit H	Form of Security Agreement
Exhibit I	Form of Trademark Security Agreement
Exhibit J	Form of Pledge Agreement

CREDIT AGREEMENT


		AMENDED AND RESTATED REVOLVING CREDIT  AGREEMENT, dated as of July 26,
1996, between TRANS WORLD ENTERTAINMENT CORP.   (formerly  Trans  World  Music
Corp.),  a  New  York  corporation (herein called the "Company"), RECORD TOWN,
INC., a New York corporation ("Record Town" and together with the Company, the
"Companies"), and NBD Bank (collectively with its successors and assigns,  the
"Bank").

		WHEREAS, the Companies are parties to separate identical  amended  and restated  credit  agreements  (collectively, the "Existing Credit Agreements")
dated as of June  29,  1995,  as  amended,  with  each  of  the Banks or their predecessors in interest;

		WHEREAS, the Companies are parties to (i) the Series A Note  Agreement
(as defined below) and (ii) the Series B Note Agreement (as defined below);

		WHEREAS the Noteholders parties to the Series A Note Agreement and the
Series  B  Note  Agreement,  together  with  their  respective  successors and assigns, are referred to herein collectively as the "Noteholders";

		WHEREAS, as part of  a  global  restructuring of the Companies' funded indebtedness, the Companies and each of the Banks and Noteholders have  agreed to  amend and restate the Existing Credit Agreements in the form of the Credit

Agreements and to enter into the Institutional Investor Debt Restructuring Documents (as defined below).

		NOW THEREFORE, in consideration of the mutual premises  and  covenants contained herein, the parties hereby agree as follows:


SECTION 1.

DEFINITIONS

		Section  1.1  Defined Terms.  As used in this Agreement, the following terms have the following meanings, unless the context otherwise requires:

		"Accumulated Funding Deficiency" has the  meaning set forth in Section
302 of ERISA.

		"Adjusted Tangible Assets" means, at  any  date,  all  assets  of  the
Company, whether owned directly or indirectly, as reported on its consolidated balance  sheets,  less  reserves for depreciation, obsolescence, amortization, valuation and other appropriate reserves required by GAAP, except:

		(i)	deferred assets, other than prepaid insurance and prepaid taxes;

 		(ii)	patents, copyrights, trademarks, trade names, franchises, good will, experimental expense, and other similar intangibles;

		(iii)	investments  permitted  pursuant   to   Section  6.7  of  this
    Agreement;

		(iv)	unamortized debt discount and expense;

		(v)	assets  located  and  notes  and  receivables  due  from  obligors domiciled outside the United States of America, Puerto Rico or Canada; and

		(vi)	interests in any Person in which the Company  owns  less  than
    49% of the Voting Stock.

		"Affiliate"  means  any Person that, directly or indirectly, controls, is controlled  by,  or  is  under  common  control  with,  the  Company or any
Subsidiary.  For purposes of this definition, "control" of a Person means  the power,  directly  or  indirectly,  either to (a) vote 5% or more of the Voting
Stock of such Person or (b)  direct  or  cause the direction of the management and policies of such Person, whether by contract or otherwise.

		"Agreement" means this Amended and Restated Credit Agreement  and  any amendments or supplements hereto.

 		"Application(s)"  means  any  commercial Letter of Credit applications and standby Letter of Credit applications requesting the Bank to open a Letter of Credit or Subsidiary Letter of Credit.

		"Assignee" has the meaning set forth in Section 8.12(c).

		"Bank Depository Agreement" means  an  agreement  dated as of the date hereof in the form attached as Exhibit F-1 or F-2 hereto.

		"Bank Outstandings" means the aggregate amount of Loans and Letter  of
Credit  Outstandings  (as  each  term  is  defined  in  the  applicable Credit
Agreement) under the Credit Agreements.

		"Banks" means, collectively, the Bank  and  the lenders parties to the other Credit Agreements and each of their successors and assigns.

		"Banks' Percentage" means 53.571%.

		"Bank's Pro Rata Share" of any sum or amount means the product of such sum or amount multiplied by the Bank's Commitment Percentage.

 		"Business Day" means a day other than a Saturday, Sunday or other  day on  which  the  Bank  is authorized or required to close under the laws of the
State of New York.

		"Change of Control" means either of the following:

		(1)	a Person or group of Persons  acting  in  concert  (other  than  a
    Permitted  Holder)  becoming  the  beneficial  owner  of more than 50% (by number of votes) of the Voting Stock of either of the Companies; or

		(2)	a majority of the board  of  directors  of the Company is replaced within any two-year period, excluding  replacements  due  to  resignations initiated  by  the incumbent board of directors or resignations due to the death or disability of any members of the incumbent board of directors.

		"Cleanup Laws" has the meaning given in Section 5.7.

		"Code"  means  the Internal Revenue Code of 1986, as amended from time to time.

		"Collateral"  has  the  meaning  set  forth  in  the  Collateral Trust
Indenture.

		"Collateral Proceeds" has the meaning given in Section 2.6(f).

 		"Collateral Trust Indenture"  means  the  Collateral  Trust  Indenture dated  as of the date hereof, in the form attached hereto as Exhibit G, as the same may be amended, modified and supplemented from time to time.

		"Commitment" means, with respect  to  any  Bank, the Commitment amount set forth opposite such Bank's name on Schedule  I,  as  such  amount  may  be reduced  from  time  to  time  in accordance with this Agreement and the other
Credit Agreements.   Unless  otherwise  specified,  as  used herein Commitment
shall refer to the Bank's Commitment.

		"Commitment  Percentage"  means,  with  respect  to  each  Bank,   the
percentage set forth opposite such Bank's name on Schedule I. Schedule I shall be  deemed  amended from time to time to reflect the assignment by any Bank of all or any portion of its Commitment.

		"Commitment Period"  means  the  period  from  and  including the date hereof to but not including the Termination Date, or such earlier date as  the
Commitment terminates as provided herein.

		"Commonly   Controlled   Entity"  means  an  entity,  whether  or  not
incorporated, which  is  under  common  control  with  the  Company within the meaning of Section 4001 of ERISA.

 		"Consolidated EBITDA" means, with  respect  to  the  Company  and  its
Subsidiaries for any period, the Consolidated Net Income for such period plus,
to   the   extent  deducted  in  determining  such  Consolidated  Net  Income, depreciation and amortization expense,  interest  expenses with respect to the
Company's liabilities for borrowed  money  and  capitalized  leases,  and  all federal, state and foreign income taxes.

		"Consolidated  Fixed  Charges"  means, with respect to the Company and its Subsidiaries for any period, the  sum  of:  (1) interest expenses for such period in respect of liabilities for  borrowed  money,  (2)  imputed  interest expense  for  such  period  on capitalized lease obligations and (3) all fixed minimum rent expenses for such  period  in  respect  of real estate leases, in each case determined on a consolidated basis.

		"Consolidated Income Available for Fixed Charges" means, with  respect to  the  Company  and  its  Subsidiaries  for  any  period,  the  sum of:  (1)
Consolidated EBITDA for such period  and  (2)  all fixed minimum rent expenses for such period in respect of real estate leases, in each case determined on a consolidated basis.

		"Consolidated Net Income" means for  any  period,  the  aggregate  net income  of  the Company and its Subsidiaries for such period on a consolidated basis, determined  in  accordance  with  GAAP,  provided  that  there shall be excluded therefrom after giving effect to any related tax  effect,  (1)  gains and  losses  from  sales  of  assets  or  reserves relating thereto, (2) items classified as  extraordinary  or  non-recurring  (including  any restructuring reserves),  (3)  the  write-off  of  deferred  financing  costs  and  (4)  the cumulative effect of changes in accounting principles in the year of  adoption of such change.

		"Consolidated  Tangible  Net  Worth" means, at any time, the amount by which (x) all amounts  that  would,  in  conformity  with GAAP, be included in shareholders' equity on the consolidated balance sheets of the Company and its
Subsidiaries, exceeds (y) the aggregate amount carried as assets on the  books
of   the  Company  and  its  Subsidiaries  for  goodwill,  licenses,  patents, trademarks, unamortized debt discount  and  expense,  and other intangibles as determined in conformity with GAAP, for cost of investments in excess  of  net assets  at  the  time of acquisition by the Company or any Subsidiary, and for any write-up in the book value of  any assets of the Company or any Subsidiary resulting from reevaluation thereof subsequent to the date hereof.

		"Core Stores" means the stores of the Companies and  the  Subsidiaries
other   than   the   Non-Core   Stores.

    	"Credit Agreements" means, collectively, this Agreement and the other substantially identical amended and restated revolving credit agreements, dated as of even date herewith between the Companies and the lenders parties thereto.

		"Cumulative EBITDA Overage" has the meaning given in Section 2.6(e).

		"Default"  means  any  of  the  events  specified in Section 7 hereof, whether or not any requirement for the  giving  of notice or the lapse of time or both or any other condition has been satisfied.

		"Depository Bank" means, at any time,  any  bank  or  other  financial institution  party  at such time to a valid Bank Depository Agreement with the
Company and the Security Trustee.

		"Effective Date" means  the  date  that  each  condition  set forth in
Section 3.1 has been either satisfied or waived by the Bank.

		"ERISA" means the Employee Retirement Income Security Act of 1974,  as
amended from time to time.

		"Estimated Net Excess Cash Flow," for any period, means the product of
(i) Excess Cash Flow for such period multiplied by (ii) .60.

		"Event  of  Default"  means  any  of the events specified in Section 7 hereof, provided that any requirement for the giving of notice or the lapse of time or both has been satisfied.

		"Excess Cash Flow" means, for  any  period set forth below, the excess of (x) Consolidated EBITDA for such period over (y) the amount set forth below for such period:

Period	                                                    Amount

For the period from February 4, 1996 to May 4, 1996	        $5,574,000

For the period from February 4, 1996 to August 4, 1996	    $5,518,000

For the period from February 4, 1996 to November 4, 1996	$8,382,000

For the period from February 4, 1996 to February 1, 1997	$36,418,000

For the period from February 2, 1997 to May 2, 1997	        $8,610,000

For the period from February 2, 1997 to August 2, 1997	    $10,446,000

For the period from February 2, 1997 to November 2, 1997	$14,424,000

For the period from February 2, 1997 to January 31, 1998	$46,431,000

For the period from February 1, 1998 to May 1, 1998	        $10,000,000


		"Existing Credit Agreements" has the meaning set forth  in  the  first
Recital.

		"Fiscal  Year"  means the fiscal year of the Company which ends on the
Saturday closest to January 31.

 		"Fixed Charges Ratio" means, for any period, the ratio of Consolidated
Income Available for  Fixed  Charges  for  such  period  to Consolidated Fixed
Charges for such period.

		"GAAP" means generally accepted accounting principles in effect in the
United States of America, at the time of the applicable report, applied  in  a manner  consistent  with  that  employed  in  the preparation of the financial statements described in Section 4.8.

		"Guarantee" means any guarantee referred to in Sections 3.1(c), 3.1(d)
and 5.8.

		"Guarantor" means any guarantors required pursuant to Sections 3.1(c),
3.1(d) or 5.8.

		"Insolvency"  means,  with  respect  to  any  Multiemployer  Plan, the condition that such Plan is insolvent within the meaning given in Section 4245 of ERISA.

		"Institutional Investor Debt" means, collectively, the Series  A  Debt and  the  Series  B Debt and any refinancing of such Debt in whole or in part, provided, however, that no such refinancing of any Institutional Investor Debt shall provide for or result in  (i) a greater principal amount of indebtedness than the amount of such indebtedness outstanding  immediately  prior  to  such refinancing,  (ii) a higher interest rate on borrowed amounts or (iii) greater mandatory  amortization  of  the  Institutional  Investor  Debt  prior  to the
Termination Date than that required as of the date hereof under the  terms  of the Institutional Investor Debt Restructuring Documents.

		"Institutional Investor Debt Restructuring Documents" means the Series
A Note Agreement and Series B Note Agreement.

		"Intercreditor Agreement" means the Amended and Restated Intercreditor
Agreement dated as of the date hereof among the Banks and the Noteholders.

		"Inventory  Turnover" means, at a particular date, the "Cost of Sales"
as disclosed on the  Company's  year-to-date consolidated statements of income divided by the "Merchandise Inventory"  amount  set  forth  on  the  Company's consolidated balance sheets for such date.

		"Letter  of  Credit Outstandings" means, at a particular time, the sum of the amount then available  to  be  drawn  under  any Letters of Credit then outstanding plus the amounts of any drawings on any Letters of Credit  honored by the Bank prior to such time that have not been reimbursed by the Companies.

		"Letter of Credit Termination Date" means the first Business Day which falls on or after the date which is 30 days prior to the Termination Date.

 		"Letters of Credit" means any and all commercial letters of credit and standby letters of credit, including any and all Subsidiary Letters of Credit, issued  by the Bank for the account of the Companies hereunder under the terms of any Application.

		"Lien" means any mortgage,  pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other  security
interest   or   any  preference,  priority  or  other  security  agreement  or preferential arrangement of any kind  or nature whatsoever (including, without limitation, any conditional sale or other title retention  agreement  and  any financing  lease  having  substantially the same economic effect as any of the foregoing  and  the  filing  of  any  financing  statement  under  the Uniform
Commercial Code or comparable law of any jurisdiction).

		"Loans" means any advance made by the Bank to or for  the  benefit  of the  Companies  under the terms and conditions of this Agreement including the amounts of any drawings on any Letters of Credit honored by the Bank that have not been reimbursed by the Companies.

		"Loan Documents" means any and  all  of  the Agreement, the Notes, the
Security  Documents,  the  Guarantees,  any  Application,  any  agreements  or documents referred to in Section 3 and all  other  documents  and  instruments executed in connection herewith.

		"Material  Asset Sale" means a sale of (x) any Property of the Company or its Subsidiaries in one or more  of a series of related transactions, other than sales of inventory in the ordinary course of the Company's business or in connection with store closings, resulting in Net Asset Sale Proceeds equal  to or greater than $500,000.00 or (y) any Collateral.

		"Measurement Period" has the meaning given in Section 2.6(e).

		"Movie  Plus"  means  Movie  Plus,  Inc.,  a  New York corporation and wholly-owned subsidiary of Record Town.

		"Movie Plus Assets" means collectively the stock of Movie Plus pledged under the Pledge Agreement and the assets of Movie Plus.

		"Movie Plus Subordination Agreement" has  the meaning given in Section
3.1(j).

		"Multiemployer Plan" means a Plan which is  a  multiemployer  plan  as defined in Section 4001(a)(3) of ERISA.

		"Net  Asset  Sale Proceeds" means, with respect to any asset sale, the fair market value of  the  aggregate  amount  of consideration received by the
Company or any Subsidiary, as the case may be, from such asset sale, after (x)
provision for all income or other taxes payable as a result of such asset sale and (y) payment of all brokerage commissions and  other  reasonable  fees  and expenses  related  to  such  asset sale.  For purposes of this definition, the
Board of Directors of  the  Company  shall  determine  in  good faith the fair market value of non-cash consideration.

		"Non-Core Stores" means, at any time, stores the Company has scheduled at such time to close.

		"Note" means the promissory note and all attachments thereto described in Section 2.2.

		"Noteholders" has the meaning set forth in the third Recital.

		"Participants" has the meaning set forth in Section 8.12(b).

		"PBGC" means the  Pension  Benefit  Guaranty  Corporation  established pursuant to Subtitle A of Title IV of ERISA.

		"Permitted  Holder"  means  Robert  J. Higgins, his spouse, any of his children and his estate, heirs  and  legal  representatives, and any bona fide trust of which one or more of the foregoing are  the  sole  beneficiaries  and over  which  one  or  more  of the foregoing acts as trustee and possesses the power to direct the management thereof.

		"Permitted Liens" has the meaning given in Section 6.2(a).

		"Person"  means  an   individual,  sole  proprietorship,  partnership,
corporation, business trust, limited liability company, joint  stock  company, unincorporated  organization,  joint  venture,  government  authority or other entity of whatever nature.

		"Plan" means at any particular time, any employee benefit plan covered by ERISA and in respect of  which  the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of
ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

		"Pledge Agreement" means the Pledge Agreement dated the date hereof in the form attached hereto as Exhibit J.

		"Preferred Stock" means, with respect to  any  Person,  any  class  or classes  of  capital stock (however designated) preferred as to the payment of dividends or distributions  or  as  to  the  distribution  of  assets upon any voluntary or involuntary liquidation or dissolution of such Person,  over  any other class of capital stock of such Person.

		"Prime  Rate" means the fluctuating rate of interest identified in the
Wall Street Journal from time to time as the Prime Rate.

		"Property" means  any  interest  in  any  kind  of  property or asset, whether real, personal or mixed, or tangible or intangible.

		"Real Property" has the meaning set forth in Section 4.11(a).

		"Reorganization" means, with respect to any  Multiemployer  Plan,  the condition  that  such  Plan is in reorganization within the meaning of Section
4241 of ERISA.

		"Reportable Event"  means  any  of  the  events  set  forth in Section
4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. e 2615.

		"Responsible Officer" means, with respect to any  certificate,  report or  notice  to  be delivered or given hereunder or knowledge of any Default or
Event  of  Default  hereunder,  unless  the  context  otherwise  requires, the
president,  chief  executive  officer,  chief  financial  officer,   principal
accounting  officer  or  treasurer  of  the  Company  or  Record Town or other executive officer of the Company or  Record Town who in the normal performance of his or her operational duties would have knowledge of  the  subject  matter relating to such certificate, report or notice.

		"Restructuring Fee" has the meaning given in Section 2.5(d).

		"Resulting Number" has the meaning set forth in Section 2.6(e)(ii).

		"Scheduled Reduction" has the meaning given in Section 2.6(b).

		"Scheduled Reduction Date" has the meaning given in Section 2.6(b).

		"Security Agreement" means the Security Agreement dated as of the date hereof in the form attached hereto as Exhibit H.

		"Security  Documents" means, collectively, the Security Agreement, the
Movies Plus Subordination Agreement, the  Collateral Trust Indenture, the Bank
Depository  Agreement,  the  Pledge  Agreement  and  the  Trademark   Security
Agreement.

		"Security  Trustee"  means  IBJ  Schroder  Bank & Trust Company in its capacity as Security Trustee under the Collateral Trust Indenture.

		"Series A Debt"  means  the  indebtedness  outstanding,  not to exceed
$41,331,413, in respect of the Series A Note Agreement.

		"Series A Note Agreement" means that certain Amended and Restated Note
Agreement, dated as of  even  date  herewith,  among  the  Companies  and  the institutional  investors  listed as purchasers on Annex 1 thereto, pursuant to which the Companies have issued  their  Variable  Rate Senior Notes, Series A, due July 31, 1998.

		"Series B Debt"  means  the  indebtedness  outstanding,  not to exceed
$15,227,363, in respect of the Series B Note Agreement.

        "Series B Note Agreement" means the Amended and Restated Note Agreement dated as of even date herewith, between the Companies and the Person listed as the purchaser on Annex 1 thereto, pursuant to which the Companies have issued the Variable Rate Senior Notes, Series B, due July 31, 1998.

		"Significant Subsidiary" means any Subsidiary  that  has,  as  of  the balance  sheet date for the Company's most recent fiscal quarter, in excess of
$500,000 in Adjusted Tangible Assets.

 		"Single Employer Plan" means any Plan  which is covered by Title IV of
ERISA, but which is not a Multiemployer Plan.

		"Subsidiary" means, as of any date, any Person more than 50% of  whose issued  and  outstanding Voting Stock (except directors' qualifying shares, if required by law) on such date is owned by the Company, directly or through one or more Subsidiaries.

		"Subsidiary Letter of Credit"  means  any commercial letters of credit or standby letters of credit issued  by  the  Bank  for  the  account  of  any
Subsidiary.

		"Tangible  Net  Worth" of any Person means, at any time, the amount by which (x) all amounts  that  would,  in  conformity  with GAAP, be included in shareholders' equity on the balance sheets of such  Person,  exceeds  (y)  the aggregate  amount  carried  as  assets  on  the  books  of such Person for (1)
goodwill,  licenses,  patents,  trademarks,   unamortized  debt  discount  and
expense, and other intangibles as determined in conformity with GAAP, (2) cost of investments in excess of net assets acquired at the time of acquisition  by such  Person,  and  (3)  any  write-up in the book value of any assets of such
Person resulting from reevaluation thereof subsequent to the date hereof.

 		"Tax Refund" means all rights of  the  Companies to any refunds of any federal, state, local or foreign income taxes paid by the Companies  prior  to the Effective Date.

		"Termination Date" means July 31, 1998.

		"Trademark Security Agreement" means the Trademark Security Agreement, dated as of the date hereof, in the form attached hereto as Exhibit I.

		"Variable Rate" means

		(i)	during the period commencing  May  1,  1996, through and including
    June 29, 1998, the rate equal to the sum of (x) the Prime  Rate  plus  (y)
    2%; and

		(ii)	for the period from and after June 30, 1998, the  sum  of  (x)
    the Prime Rate plus (y) 5%.


		"Voting  Stock"  means  the  shares  of  capital  stock  and any other securities of any  Person  entitled  to  vote  generally  for  the election of
directors  of  such  Person  or  any  other  securities  (including,   without
limitation,  rights  and  options),  convertible  into,  exchangeable  into or exercisable for, any of the  foregoing  (whether or not presently exercisable, convertible or exchangeable).

 		Section 1.2 Use of Defined Terms.  All terms defined in this Agreement have the defined meanings when used in the  Notes,  certificates,  reports  or other  documents  made  or  delivered  pursuant  to  this Agreement unless the context requires otherwise.

		Section 1.3 Accounting Terms.   All  accounting terms not specifically
defined herein shall be construed in accordance with GAAP.


SECTION 2.

AMOUNT AND TERMS OF CREDIT

		Section 2.1 The Commitment.  (a) Subject to the terms  and  conditions of this Agreement and the Intercreditor Agreement, the Bank will make Loans to the Companies, at any time and from time to time during the Commitment Period, in  an aggregate principal amount equal to the excess of the Bank's Commitment at such time over the Bank's Pro  Rata  Share of the Bank Outstandings at such time.  During the Commitment Period, the Companies may use the  Commitment  by
borrowing,  repaying and reborrowing and by having Letters of Credit issued on their  behalf,  or  Subsidiary  Letters  of  Credit  issued  on  behalf  of  a
Subsidiary, all in accordance with the terms and conditions of this Agreement.
Notwithstanding anything to  the  contrary  contained  herein,  all Loans made under this Agreement mature and become due  and  payable  on  the  Termination
Date.

		(b)	As  of  the  date of this Agreement, the Existing Credit Agreement dated as  of  June  29,  1995,  between  the  Companies  and  the  Bank or its predecessor in interest, is hereby amended and restated  in  its  entirety  as provided herein.

		Section  2.2  The  Notes;  Interest.   The Companies shall execute and
deliver to the  Bank  a  Note,  substantially  in  the  form annexed hereto as
Exhibit "A" (the "Note"), with appropriate insertions therein.  The Note  will evidence  the borrowings, repayments and reborrowings hereunder, and each Loan by the Bank  to  the  Companies  and  each  repayment  made  on account of the principal amount of such Loans will be recorded by the Bank on its  books  and
Schedule I to the Note, provided that the failure of the Bank to make any such recordation  shall  not affect the Loans or the obligation of the Companies to make a payment when due of  any  amounts  owing hereunder or under the Note in
respect of  the  Loans  evidenced  by  the  Note.   Interest  will  accrue  on
outstanding Loans as follows:

		(a)	During  the  time  periods  set  forth below, each Loan shall bear interest at the higher of (x) the Variable Rate in effect at such time and
    (y) the following rates:

Time Period             	            Minimum Rate

Prior to May 1, 1996	                10.5%

From May 1, 1996, through and          	11.0%
including June 29, 1998

From and after June 30, 1998           	14.0%


	Interest on Loans shall be payable monthly on the first Business Day of each month and upon payment or prepayment in full of the unpaid principal amount thereof.

		(b)	If an Event of Default  occurs  and  for  so long as such Event of
    Default continues, interest will accrue on the principal amount  of  Loans then  outstanding  at  a  rate  per  annum  2%  above  the  rate otherwise applicable pursuant to Section 2.2(a).

		Section  2.3  Letters  of  Credit.   (a)  If  the Company executes and
delivers to the Bank an appropriate  Application for issuance of any Letter of
Credit or Subsidiary Letter of  Credit  with  appropriate  insertions  therein
(hereafter "Application"), the Bank, in its sole and absolute discretion, may, but  is not required to, issue a commercial Letter of Credit or standby Letter of Credit or Subsidiary Letter of Credit, as the case may be, on behalf of the designated beneficiary for the account of  the Company with the requested face amount and expiration date.

		(b)	Each Letter of Credit and Subsidiary Letter of Credit will  expire no later than the Letter of Credit Termination Date.

		(c)	Notwithstanding anything to the contrary contained herein, (x) the sum, without duplication, of (i) the aggregate outstanding principal amount of the  Loans  plus  (ii)  the  aggregate Letter of Credit Outstandings shall not exceed (y) the Bank's Pro Rata Share of the Bank Outstandings.

		(d) The reimbursement obligations of  the  Company with respect to any
Letter of Credit are unconditional and irrevocable and shall be paid  strictly in  accordance  with  the  terms  of  this  Agreement under all circumstances, including, without limitation, the following:  (i) the existence of any claim, set-off, defense or other right which  the  Company or any Subsidiary may have at any time against any beneficiary, or  any  transferee,  of  any  Letter  of
Credit  or  any  Subsidiary Letter of Credit (or any Persons for whom any such beneficiary or any such  transferee  may  be  acting),  the  Bank or any other
Person, whether in connection with this Agreement, the other Credit Agreements transactions contemplated herein,  or  any  unrelated  transaction;  (ii)  any statement  or  any  other  document  presented  under  any Letter of Credit or
Subsidiary Letter of  Credit  proving  to  be  forged,  fraudulent, invalid or insufficient  in  any  respect  or  any  statement  therein  being  untrue  or inaccurate in any respect; (iii) payment by the Bank  unde  r  any  Letter  of
Credit  or  Subsidiary  Letter  of  Credit  against presentation of a draft or certificate which does not comply with  the  terms of such Letter of Credit or

Subsidiary Letter of Credit or any other circumstances or happening whatsoever, whether or not similar to any of the foregoing (unless such payment, circumstance or happening constitutes gross negligence or willful misconduct of the Issuer).

		(e) The expiration of an undrawn Letter of Credit shall  be  deemed  a repayment  of  Loans  in  an  amount  equal to the face amount of such expired
Letter of Credit.  If there is  no  Default  in  existence at the time of such
Letter  of  Credit  expiration,  the  Company  shall  adjust  its  immediately following borrowings or repayments under the Credit Agreements to ensure  that the  share  of  the  Bank Outstandings of each Bank and its respective assigns shall equal the percentage set forth on Schedule I hereto opposite such Bank's name.  Whenever a  Default  exists  under  this  Agreement,  the Bank shall be obligated to purchase from each  of  the  other  Banks  and  their  respective assigns  participations in loans outstanding under each such Bank's respective
Credit Agreement in the amount necessary  to ensure that after such purchases, the Banks'  and  their  respective  assigns  respective  shares  of  the  Bank
Outstandings equal the percentage set forth on Schedule I hereto opposite such
Bank's  name.   The  Bank  hereby  agrees that upon the e xpiration of undrawn letters of credit issued by any of  the  other Banks at such time as a default is  continuing  under  such  Bank's  Credit  Agreement,  the  Bank  will  sell participations in the Loans to the other Banks and their respective assigns to the extent  necessary  to  ensure  that  the  respective  share  of  the  Bank
Outstandings  at such time of each Bank and its respective assigns shall equal the applicable percentage set forth on Schedule I hereto.

		(f)	The payment by the  Bank  of  a  draft  drawn  under any Letter of
Credit or Subsidiary Letter of Credit shall constitute  for  all  purposes  of this Agreement the making of a Loan, in the amount of such draft.

		Section  2.4  Notice  of  Borrowing.   The Company shall give the Bank
prior telephonic notice of the date  and the amount of each borrowing pursuant to the Commitment no later than 12:00 noon New York City time on the borrowing date.  Each borrowing from the Bank pursuant to the Commitment must be  in  an aggregate  principal amount of $100,000 or any whole multiple thereof.  On the date specified in such  notice  from  the  Company,  subject  to the terms and conditions of this Agreement, the Bank will make the amount of such  borrowing available to the Companies by credit to an account of the Companies maintained with a Depository Bank in immediately available funds.

 		Section 2.5 Fees.  (a) The Company shall pay to the Bank, a commitment fee  for  the  period  from and including the date hereof to and including the
Termination Date, computed at the rate of  3/4  of 1% per annum on the average daily unused portion of the Commitment in effect during the period  for  which payment  is  made;  all  Letter  of  Credit  Outstandings shall be included in
calculating the used portion of  the  Commitment.   The Company shall pay such
commitment fee to the Bank on the first Business Day of each August, November,

February and May of each year, commencing on August 1, 1996, and on the Termination Date.

		(b)	The Company shall pay to the Bank all fees and customary and usual charges arising in connection with the Letters of Credit as required under the
Applications.

		(c) On July 31, 1997, the Company shall pay to the Bank a fee equal to
1% of the Commitment in effect as of such date.

		(d)  On the Termination Date or such earlier date as the Commitment is terminated and the Loans are due  and  payable  (as  the result of an Event of
Default or otherwise), the Company shall pay to the Bank a  restructuring  fee
(the  "Restructuring  Fee")  equal to the Bank's Pro Rata Share of $2,678,571.
If the Company  repays  in  full  all  amounts  owing  in  respect of the Bank
Outstandings  and  the  Institutional  Investor  Debt   and   terminates   the
Commitments  on  or  before  the  Termination Date or such earlier date as the
Loans have become due and payable, the Restructuring Fee is waived.

		Section 2.6 Termination or Reduction of Commitment.  (a) Upon not less than three (3) Business Days prior written notice to the Bank, the Company has the right to terminate the Commitment in  whole  at any time, or to reduce the
Commitment in part from time to time, or to accelerate the  Termination  Date.
Upon  any  termination  of  the  Commitment, the Companies must pay the unpaid principal amount of the Note  in  full, together with accrued interest thereon and any commitment fee then accrued hereunder.  Upon any acceleration  of  the
Termination  Date,  the  Companies  must also deposit cash with the Bank in an amount equal to 105% of  the  aggregate  then  undrawn and unexpired amount of
Letters of Credit.  The Bank shall use all  cash  so  deposited  to  reimburse amounts  due under any Letter of Credit drawn upon after the Termination Date.
Any partial reduction in  the  Commitment  must  be  in an aggregate principal amount of $500,000 or a multiple  thereof  and  will  reduce  permanently  the
Commitment then in effect hereunder.

		(b) Subject to the adjustments  described in Section 2.6(e)(i), on the dates set forth below (each a "Scheduled Reduction Date"), the Commitment will automatically reduce (each such reduction, a  "Scheduled  Reduction")  by  the
Bank's    Pro    Rata    Share    of   the   following   amounts:

Scheduled
Reduction               Scheduled
Date                    Reduction

August 30, 1996     	$2,410,714.29

November 30, 1996	    $1,071,428.57

February 28, 1997   	$8,035,714.29

May 30, 1997	        $1,071,428.57

August 30, 1997	        $1,071.428.57

November 30, 1997	    $1,071,428.57

February 28, 1998	    $2,142,857.14

May 30, 1998	        $1,071,428.57


The Commitment will reduce to zero on the Termination Date.

		(c)	Except as otherwise provided in  Section 2.6(f), not more than two
Business Days following  the  consummation  of  a  Material  Asset  Sale,  the
Commitment will automatically reduce in an amount equal to the Bank's Pro Rata
Share  of  the  product  of  (i)  the  Net  Asset  Sale  Proceeds of such sale multiplied by (ii) the Banks' Percentage.

		(d)	In  addition  to,  but  without  duplication  of,  the  Commitment reductions described in subsections (b), (c), (e) and (f) of this Section 2.6, simultaneously with any payment of  Institutional  Investor Debt made by or on behalf of either or both of the Companies (other than payments required by the terms of the Institutional Investor Debt Restructuring Documents as in  effect as  of the date hereof), the Commitment will automatically reduce in an amount equal to the Bank's Pro Rata Share  of the product of (i) the aggregate amount of such payment of Institutional Investor Debt multiplied by (ii) a  fraction, the numerator of which is 75 and the denominator of which is 65.

		(e)	(i)	In  addition  to  all  other Commitment reductions required by this Section  2.6,  on  each  Scheduled  Reduction  Date,  the Commitment will further reduce automatically by an amount equal to the Bank's Pro  Rata  Share of  the  Banks' Percentage of forty-five percent (45%) of Excess Cash Flow for the most recently ended  period  described  in  the definition of "Excess Cash
Flow" (in each case, the "Measurement Period").  If, immediately prior to  the
August  or November Scheduled Reduction Date in any Fiscal Year, the aggregate amount of Commitment reductions  made  pursuant  to this Section 2.6(e) during such Fiscal Year (exclusive of any reductions which have previously  decreased
Scheduled  Commitment Reductions) is greater than the Bank's Pro Rata Share of the Banks' Percentage of forty-five percent  (45%) of Excess Cash Flow for the relevant Measurement Period, the  amount  of  the  next  Scheduled  Commitment
Reduction  will decrease by the amount of such overage (the "Cumulative EBITDA
Overage").  The Cumulative EBITDA Overage,  if any, existing immediately prior to a February Scheduled Reduction Date will not decrease  the  amount  of  the
Scheduled  Commitment  Reduction  on  such  date,  but  instead  will decrease
Scheduled Commitment Reductions in the inverse order of such reductions.

	   (ii)	If the Company has Excess Cash  Flow  for a Fiscal Year, then, not later than the date 90 days after the end of such Fiscal Year, the Company shall multiply the amount of such Excess Cash Flow by a fraction, the numerator of which shall be the aggregate of all federal, state and local income tax liabilities shown as payable on consolidated tax returns filed or to be filed by the Company for such Fiscal Year, and the denominator of which shall be the amount of Consolidated EBITDA for such Fiscal Year. If the resulting number (the "Resulting Number") is less than forty percent (40%) of Excess Cash Flow for such Fiscal Year, the Commitment will automatically reduce by the Bank's Pro Rata Share of the Banks' Percentage of the remainder of (i) forty percent (40%) of such Excess Cash Flow minus (ii)  the  Resulting
Number.   No  such  reduction  of  the Commitment described in the immediately preceding sentence will affect the amount of any Scheduled Reduction. If such Resulting Number is greater than forty perce nt (40%) of such Excess Cash Flow, and the Companies have made all required payments with respect to such Fiscal Year as a result of Commitment reductions made under this Section 2.6(e), the August Scheduled Reduction will be decreased by the Bank's Pro Rata Share of the Banks' Percentage of the remainder of (i) Resulting Number minus (ii) forty percent (40%) of such Excess Cash Flow.

		(f)	The Commitment will reduce automatically by an amount equal to the
Bank's  Pro  Rata  Share  of  the Banks' Percentage of (i) all proceeds of Tax
Refunds the Company receives and (ii)  all Net Asset Sale Proceeds the Company
or  its  Subsidiaries  receives  in  respect  of  the   Movies   Plus   Assets
(collectively,  the "Collateral Proceeds").  So long as no Default or Event of
Default has occurred, the  Commitment  reduction  described in the immediately preceding sentence will occur  at  any  time  only  to  the  extent  that  the aggregate  amount  of Collateral Proceeds the Company has received at or prior to such time exceeds the  aggregate  amount of Scheduled Commitment Reductions
that have occurred at or  prior  to  such  time.   Each  Commitment  reduction
described  in  this  subsection  (f)  will  decrease  the  amount  of the next
Scheduled Reduction on a dollar for dollar basis until reduced to zero.

		(g)	The Commitment once terminated or reduced may not be reinstated or increased.

		(h)	All  reductions  and  terminations   of  the  Commitment  and  the
respective Commitments of the other Banks shall be made concurrently such that the reduction of the Commitment shall be equal to the Bank's Pro Rata Share of the aggregate reduction of all the Banks' respective Commitments made at  such time.

		Section  2.7 Prepayments.  (a) The Company may prepay any Loan without premium or penalty in whole at  any  time  or  in  any part from time to time.
Optional partial prepayments of  the  Note  must  be  made  in  the  aggregate principal  amount  of  $100,000  or multiples thereof together with payment of accrued interest thereon to the date of the prepayment.

		(b)	The Company shall notify the Bank  of any prepayment no later than
12:00 noon on the  date  thereof,  specifying  the  date  and  amount  of  the
prepayment.   If  the  Company  gives such notice, the amount specified in the notice is due and payable on the date specified therein, together with accrued interest to such date on the amount repaid.

		(c)	Whether before  or  after  giving  effect  to  any  termination or reduction of the  Commitment  pursuant  to  Section  2.6,  the  Company  shall promptly  pay or prepay Loans and, to the extent the Loans are repaid in full, cash collateralize outstanding Letters  of  Credit,  in an aggregate principal amount, together with interest thereon accrued to the date of such payment  or prepayment,  equal  to  the  excess  at  any  time  of  (x)  the  sum, without duplication, of (i) the  outstanding  aggregate  principal amount of the Loans and (ii) the Letter of Credit Outstandings over (y)  the  lesser  of  (i)  the
Commitment and (ii) the Bank's Pro Rata Share of the Bank Outstandings.

		(d)  At  the end of each Business Day the Company shall apply all cash and cash equivalents in excess of $15,000  per  open store on such date to pay or cash collateralize the Bank Outstandings.

		(e) For a period of not less  than  15  consecutive  days  during  the period  commencing  on  December  25 and ending on the last day of each Fiscal
Year, the aggregate outstanding principal amount of Bank Outstandings shall be reduced to zero and  any  outstanding  Letters  of  Credit shall be fully cash collateralized, provided, that subsequent to the last day of the  Fiscal  Year the Company may reborrow all amounts so used to cash collateralize outstanding
Letters of Credit.

		Section  2.8 Computation of Interest and Commitment Fee Payments.  (a)
Commitment fees, if any, and interest  shall  be  calculated on the basis of a
360 day year for the actual days elapsed.  If  a  change  in  the  Prime  Rate causes  a  change  in  the  interest rate applicable to Bank Outstandings, the change will be effective as of the  opening  of business on the day the change in the Prime Rate becomes effective.  If any payment on a Loan becomes due and payable on a day other than a Business  Day,  the  maturity  thereof  will  be extended  to  the  next  succeeding  Business  Day  and  the Company shall pay interest thereon at  the  then  applicable  rate  during  such extension.  The
Company hereby authorizes the Bank  to  charge  any  account  of  the  Company maintained  at  any  office of the Bank with the amount of any such commitment fee, interest or principal when  the  same  becomes  due and payable under the terms of this Agreement,  the  Notes,  the  Applications  or  any  other  Loan
Document.

		(b)	The  Companies  shall make all payments (including prepayments) on account of principal of, interest on,  and  fees owing in respect of the Loans to the Bank at the following account/office:

		Section 2.9 Requirements of Law. (a) (i) The Companies shall  promptly pay  to the Bank, upon its demand, any and all additional amounts necessary to compensate the Bank for any  additional  cost  or reduced amount receivable in respect of this Agreement, the Note, any Letters of Credit issued hereunder or the Loans made hereunder which the Bank deems to be material resulting from  a change,  after the date hereof, in any law, regulation, treaty or directive or in the interpretation or application  thereof  or  compliance by the Bank with any request or directive (whether or not having the force  of  law)  from  any central bank or other governmental authority, agency or instrumentality which:

			(x) (1) does or  will  subject  the  Bank  to  any tax of any kind whatsoever with respect to this Agreement, the Note, the  Applications  or any  Loans made hereunder, or changes the basis of taxation of payments to the Bank  of  principal,  commitment  fee,  interest  or  any other amount payable hereunder (except for changes in the rate  of  any  tax  presently imposed on the Bank); or

			(2)	does or will impose on the Bank any other condition; and

			(y)	increases  the  cost to the Bank of issuing or maintaining any
    Letter of Credit or Subsidiary Letter  of  Credit or increases the cost to the Bank of making, renewing (or maintaining) advances  or  extensions  of credit  to  the  Companies  or  to  reduce  any amount receivable from the
    Companies thereunder.

			(ii)	If the  Bank  becomes  entitled  to  claim  any additional
amounts pursuant  to  this  Section  2.9(a),  it  shall  promptly  notify  the
Companies  of  the event by reason of which it has become so entitled together with a certificate setting  forth  calculations  as  to any additional amounts payable pursuant to the foregoing sentence.  Any such  calculations  submitted by  the  Bank  to  the Companies will be conclusive in the absence of manifest error.

		(b)	If after the date hereof, the Bank determines that the adoption or amendment of or  change  to  or  in  any  applicable  law,  rule or regulation regarding capital adequacy, or any  change  therein,  or  any  change  in  the interpretation  or  administration  thereof  by  any  governmental  authority,
central   bank  or  comparable  agency  charged  with  the  interpretation  or administration  thereof,  or  compliance  by  the  Bank  with  any  request or directive regarding capital adequacy (whether or not having the force of  law)
or  any  such  authority, central bank or comparable agency, has or would have the effect  of  reducing  the  rate  of  return  on  the  Bank's  capital as a consequence of its obligations hereunder to a level below that which the  Bank could  have  achieved but for such adoption, change or compliance (taking into consideration the Bank's  policies  with  respect  to  capital adequacy) by an amount deemed by the Bank to be material, then from time to  time,  within  15 days  after  demand  by  the  Bank,  the Companies shall pay to the Bank su ch additional amount or amounts as  will  compensate the Bank for such reduction.
The Bank will promptly notify the Companies of  any  event  of  which  it  has knowledge,  occurring  after  the  date  hereof,  which  entitles  the Bank to
compensation pursuant to  this  Section  2.9(b).   The  Companies  will not be
liable in respect of any reduced amount or any sum received or  receivable  by the  Bank  pursuant  to  this  Section 2.9(b) with respect to any sums or fees payable hereunder or accrued by the Bank prior to the date that is 60 calendar days following the  date  of  the  notice  to  the  Companies that is required hereunder, regardless of when such interest or fees are payable.

		Section 2.10 Pro Rata Treatment and Payments; Use  of  Proceeds.   (a)
Each  borrowing  by  the Companies from the Banks under the Credit Agreements, each payment by the Company on account  of any commitment fee or any other fee payable under the Credit Agreements and any reduction of  the  Commitments  of the  Banks  shall  be made pro rata according to the Commitment Percentages of the Banks.  Each  payment  (including  each  prepayment)  by  the Companies on account of principal of and interest on the  Loans  shall  be  made  pro  rata according  to  the  respective outstanding principal amounts of the Loans then held by the Banks.  All  payments  (including  prepayments)  to be made by the
Companies hereunder and under the  Note,  whether  on  account  of  principal, interest,  fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Bank, at  the  office  specified  in  Section  2.8(b), in United States dollars and in immediately available funds.

		(b) Neither of the Companies is engaged principally, nor as one of its important activities, in the business of extending credit for the  purpose  of purchasing  or  carrying  any  "margin stock" as such term or terms of similar purport and effect shall be defined in  Regulation U of the Board of Governors of the Federal Reserve System as now  and  from  time  to  time  hereafter  in
effect.   No  part  of the proceeds of any borrowing hereunder will be used to purchase or carry any such margin stock  or to extend credit to others for the purpose of purchasing or carrying any such margin stock.  If requested by  the
Bank, the Company will furnish a statement in conformity with the requirements of  Federal  Reserve  Form  U-1  referred  to  in said Regulation U and to the foregoing effect.  No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or  which is inconsistent with, the provisions of Regulation X of said Board of Governors.

		(c)	The proceeds of the Loans shall  be  used  for  general  corporate purposes of the Companies.


SECTION 3.

CONDITIONS OF BORROWING

		Section  3.1  Conditions  of Effectiveness.  The effectiveness of this
Agreement and the obligation of the Bank to make the initial Loan hereunder is subject to the prior or concurrent fulfillment of the following conditions:

		(a)	Legal Opinions.  The Companies  shall  have caused to be delivered to the Bank (i) an opinion of Matthew H. Mataraso, Esq.,  counsel  to  the
    Companies,  in  form  and  substance  reasonably satisfactory to the Bank, dated the date hereof, to the  same  effect as Sections 4.1, 4.2, 4.3, 4.4 and 4.5 and to the further effect that this Agreement, the Guarantees, the
    Security Documents and the Note have been duly  authorized,  executed  and delivered by a duly authorized officer of the Companies and the Guarantors respectively,  and  (ii) an opinion of Jones, Day, Reavis & Pogue, special counsel to the Companies, in form and substance reasonably satisfactory to the Bank, dated the date hereof, to the same effect as Section 4.20 and to the further  effect  that  this  Agreement,  the  Guarantees, the Security
    Documents and the Note constitute valid obligations of the  Companies  and the Guarantors respectively, are legally binding upon them and enforceable
    (except  as  may  be limited by any applicable bankruptcy, reorganization, inso lvency, moratorium or  other  similar law affecting creditors' rights generally and general  equitable  principles)  in  accordance  with  their terms.

 		(b)	Corporate Proceedings.  Each of the Companies shall have furnished to  the  Bank  (in  form  and  substance satisfactory to the Bank) a copy, certified by an appropriate officer of each of the Companies on such date, of the resolutions of  the  Board  of  Directors  of each of the Companies authorizing all borrowings herein provided for and the execution, delivery and performance of this Agreement, the Security Documents,  the  Note  and any other documents required to be executed in connection herewith.

		(c)	Subsidiary  Guarantee.   Each  Subsidiary  shall have executed and
    delivered to the Bank a Guarantee  of the prompt and unconditional payment of all present and future obligations and liabilities of the Companies  to the Bank, substantially in the form of Exhibit "B" annexed hereto and made a  part hereof.  Each Guarantee will be accompanied by a copy (in form and substance satisfactory to the  Bank)  of  the  resolutions of the Board of
    Directors of such Guarantor and certified by  an  appropriate  officer  of such  Guarantor,  authorizing  the  execution, delivery and performance by such Guarantor of the Guarantee  and  of  the  delivery of the same to the
    Bank.

		(d)	Other Credit Agreements.  The Companies shall  have  entered  into the other Credit Agreements in form and substance satisfactory to the Bank and such agreements shall be in full force and effect.

		(e)	Institutional   Investor   Debt   Restructuring   Documents.   The
    Companies  shall  have  entered   into  the  Institutional  Investor  Debt
    Restructuring Documents in form and substance satisfactory to the Bank and such agreements shall be in full force and effect.

		(f)	Payment of Fees and Expenses.  The Company shall have paid to  the
    Bank in immediately available funds a fee in an amount equal to the Bank's
    Pro  Rata  Share  of  $978,901.90 and all expenses incurred by the Bank in connection herewith including, without limitation, the reasonable fees and expenses of Wachtell, Lipton,  Rosen  &  Katz  and Policano and Manzo, all
    other out-of-pocket fees, costs and expenses paid or incurred by the  Bank in connection with the negotiation, preparation, drafting, implementation, amendment, modification, administration and enforcement of this Agreement, the  Note  and  the  Security  Documents,  or  for  auditing,  appraising, evaluating  or otherwise monitoring the Collateral or other credit support for the Note.

		(g)	Interest on Existing Notes.   The  Company  shall have paid to the
    Bank all accrued interest on amounts outstanding under the Existing Credit
    Agreements to (but not including) the Effective  Date  calculated  at  the rate specified in Section 2.2(a).

		(h)	Intercreditor Agreement.  The Noteholders and the Banks shall have executed and delivered the Intercreditor Agreement, and such Intercreditor
    Agreement  and  all  documents  and  instruments executed and delivered in connection therewith shall be  in  form  and substance satisfactory to all parties thereto, and such Intercreditor Agreement shall be in  full  force and effect.

		(i)	Collateral Trust Indenture and Other Security Documents.

			(i)	Each of the Company, Record Town, the Guarantors, the Security
        Trustee,  the  Banks  and  the  Noteholders  shall  have  executed and delivered to the Bank an  original counterpart of the Collateral Trust
        Indenture, and the Collateral Trust Indenture shall be in  full  force and effect.

			(ii)	Each  of  the Company, Record Town, the Guarantors and the
        Security Trustee shall  have  executed  and  delivered  to the Bank an original counterpart of  the  Security  Agreement,  and  the  Security
        Agreement shall be in full force and effect.

 			(iii)	The  Security Trustee and each of the Company, Record Town
        and the Guarantors shall have  executed  and  delivered to the Bank an original counterpart of the  Trademark  Security  Agreement,  and  the
        Trademark Security Agreement shall be in full force and effect.

			(iv)	The  Security  Trustee and the Company shall have executed
        and delivered  to  the  Bank  an  original  counterpart  of the Pledge
        Agreement, and the Pledge Agreement shall be in full force and effect.

			(v)	The  Company,  the  Security  Trustee   and   each   financial
        institution  with whom the Company maintains a cash management account listed on Annex 1 to  the  Security  Agreement shall have executed and delivered to the Bank an original counterpart  of  a  Bank  Depository
        Agreement,  and  each  such Bank Depository Agreement shall be in full force and effect.

			(vi)	The foregoing agreements shall secure  the Note and all of
        the obligations under this Agreement pari passu with  the  obligations due  under  the other Credit Agreements and the Institutional Investor
        Debt  Restructuring  Documents;  and  the  Bank  shall  have  received evidence satisfactory to it  that  the  Liens created by the foregoing agreements are valid and perfected Liens senior  to  all  other  Liens upon the Collateral.

		(j)	Movies  Plus  Subordination.  Each of the Company, Record Town and
    the  Subsidiaries  (other  than  Movies  Plus)  shall  have  executed  and delivered to the Bank a subordination  agreement  in the form of Exhibit D
    (collectively, the "Movies Plus Subordination Agreement"), and the  Movies
    Plus Subordination Agreement shall be in full force and effect.

		Section  3.2  Conditions  of All Loans.  The obligation of the Bank to make any Loan is subject to the following conditions precedent:

		(a)	Representations  and  Warranties; No Default.  The representations and warranties contained in Section 4 are  true and correct on the date of the making of such Loans or issuing of such  Letters  of  Credit,  and  no
    Default  or  Event of Default has occurred and is continuing on such date.
    Each borrowing by the  Companies  or  issuance  of  a  Letter of Credit or
    Subsidiary Letter of Credit hereunder constitutes a representation by  the
    Companies  as  of  the  date  of  each  such borrowing that the conditions contained in the foregoing sentence  have  been satisfied and that neither of the Companies is aware of any condition which, after notice or lapse of time or both, could become a Default or Event of Default.

		(b)	Legal Matters.  All other  instruments  and  legal  and  corporate proceedings  in  connection  with  the  transactions  contemplated by this
    Agreement are satisfactory, in  form  and  substance  to  the Bank and its counsel, and counsel to the Bank has  received  copies  of  all  documents which it may have reasonably requested in connection therewith.


SECTION 4.

REPRESENTATIONS AND WARRANTIES

		In order to induce the Bank to enter into this Agreement and  to  make the  Loans  and  issue  the Letters of Credit herein provided for, each of the
Companies hereby represents and warrants to the Bank that:

		Section 4.1  Corporate  Existence.   Each  of  the  Companies and each
Subsidiary is organized, validly existing and in good standing under the  laws of  the  jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business  in  which it is presently engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the  conduct  of its business requires such qualification.

		Section 4.2 Corporate Power and Authorization.  The Companies have the corporate  power,  authority and legal right to make, deliver and perform this
Agreement, the Security Documents, the Applications and the Note and to borrow hereunder and have  taken  all  necessary  corporate  action  to authorize the borrowings on the  terms  and  conditions  of  this  Agreement,  the  Security
Documents,  the  Applications  and  the  Note.   No consent of any other party
(including stockholders of the  Companies),  and no consent, license, approval or authorization of, or registration or  declaration  with,  any  governmental authority,  bureau  or  agency  is  required in connection with the execution, delivery, performance,  validity  or  enforceability  of  this  Agreement, the
Security  Documents,  the  Applications  or  the  Note  with  respect  to  the
Companies.  This Agreement is, and the Note when delivered hereunder will  be, legal,  valid and binding obligations of the Companies enforceable against the
Companies in accordance with their respective terms.

		Section 4.3  No  Legal  Bar  to  Loans.   The  execution, delivery and
performance of this Agreement, the Security Documents,  the  Applications  and
the  Note by the Companies, does not violate any provision of any existing law or regulation  or  of  any  order  or  decree  of  any  court  or governmental instrumentality, or of the respective Certificates of Incorporation or By-Laws of the Companies, or of any mortgage, indenture, contract or  other  agreement to  which  either of the Companies is a party or by which the Companies or any of their properties  or  assets  may  be  bound,  and  does  not result in the creation or imposition of any lien, charge  or  encumbrance  on,  or  security interest  in,  any  of  its  properties  pursuant  to  the  provisions of such mortgage, indenture, contract or other agreement.

		Section 4.4 No Material  Litigation.   No litigation or administrative
proceedings of or before any court, tribunal or governmental body is presently pending, or, to the knowledge of the Companies, threatened against the Company or any Subsidiary or any of its or their properties or with  respect  to  this
Agreement,  the  Security  Documents,  the Applications or the Note, which, if adversely determined, would, in the  opinion  of  the Company, have a material adverse effect on the business, assets or financial condition of  the  Company or such Subsidiary.

		Section  4.5  No  Default.   The  Companies  are not in default in any
material manner in  the  payment  or  performance  of  any of their respective obligations or in the performance of any material contract, agreement or other instrument to which either is a party or by which either of the  Companies  or any of their assets may be bound, and no Default hereunder has occurred and is continuing.

		Section 4.6 Ownership of Properties; Liens.  Each of the Companies and
each  Subsidiary  has  good  and  marketable  title to all of their respective properties and assets, real  and  personal,  and  none  of such properties and assets is subject to any mortgage, lien, pledge, charge, encumbrance, security interest or title retention or other security agreement or arrangement of  any nature  whatsoever other than Permitted Liens and except as listed on Schedule
II hereto.

		Section 4.7 Taxes.   The  Company  and  each  Subsidiary  has filed or
caused to be filed all  tax  returns  which  to  the  best  knowledge  of  the
Companies are required to be filed, and has paid all taxes shown to be due and payable  on  said  returns or on any assessments made against them (other than those being contested  in  good  faith  by  appropriate  proceedings for which adequate reserves have been provided on  the  books  of  the  Company  or  its
Subsidiary,  as the case may be), and no tax liens have been filed and, to the best knowledge of the Companies,  no  material  claims are being asserted with respect to any taxes.

		Section 4.8 Financial Condition.  The consolidated  balance  sheet  of the  Company  and  its  Subsidiaries  as  of  February 3, 1996 and the related statements of income, retained earnings  and  cash  flow for the fiscal period ended on said date, heretofore furnished  to  the  Bank,  present  fairly  the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, as of the date of said balance sheet, and the consolidated results of their  operations  for  such  period.  All such financial statements have been prepared in accordance with GAAP  applied  on  a basis consistent with that of the preceding year, and since the date of the  financial  statement  mentioned above,  there  has been no material adverse change in the condition, financial or otherwise, of the Company  and  such  Subsidiaries,  taken as a whole, from that shown by said statement as of said date.  Neither the Company nor any  of its  Subsidiaries had any material obligation, liability or commitment, direct or contingent, which is required by GA AP to be disclosed and is not reflected in the foregoing consolidated statements (and the related notes thereto) as of said date.

		Section 4.9 Filing of  Statements  and  Reports.  The Company and each
Subsidiary has filed copies of all statements and reports which, to  the  best knowledge  of  the  Companies,  are required to be filed with any governmental authority, agency, commission, board or bureau.

		Section 4.10  ERISA.   No  Reportable  Event  has  occurred during the
immediately preceding six-year period with respect to any Plan, and each  Plan has  complied  and  has  been  administered  in  all  material  respects  with
applicable  provisions  of  ERISA  and  the  Code.   The  present value of all
benefits vested under each Single  Employer  Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to  fund  such
Plan) did not, as of the last annual valuation date applicable thereto, exceed the  value  of  the  assets  of  such  Plan allocable to such vested benefits.
Neither  the  Company  nor  any  Commonly  Controlled  Entity  has  during the immediately preceding six-year period had a  complete  or  partial  withdrawal liability from any Multiemployer Plan and neither the Company nor any Commonly
Controlled  Entity  would  become  subject to any liability under ERISA if the
Company or any Commonly Controlled Entity were to withdraw completely from all
Multiemployer Plans as of the most  recent valuation d ate applicable thereto.
Neither the Company nor any Commonly Controlled  Entity  has  received  notice that any Multiemployer Plan is in Reorganization or Insolvent nor, to the best knowledge  of the Company, is any such Reorganization or Insolvency reasonably
likely to occur.   The  present  value  (determined  using actuarial and other assumptions which are reasonable in respect of the benefits provided  and  the employees  participating)  of  the  liability of the Company and each Commonly
Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans  which  are welfare benefit plans (as defined in Section (1) of ERISA) does not, in the aggregate, exceed the  assets  under all such Plans allocable to such benefits.

		Section  4.11 Environmental Matters.  (a) To the best knowledge of the
Company, none of the real property  owned  by the Company or any Subsidiary or leased by the Company at 38 Corporate Circle, Albany, New York (such Property, the "Real Property"), contains, or has previously contained, any hazardous  or toxic waste or substances or underground storage tanks.

		(b)	To  the  best  knowledge  of  the Company, the Real Property is in
compliance  with  all  applicable   federal,  state  and  local  environmental
standards and requirements affecting such Real  Property,  and  there  are  no environmental  conditions  which could interfere with the continued use of the
Real Property.

		(c)	Neither the Company nor any Subsidiary has received any notices of violations or advisory action  by  regulatory agencies regarding environmental control matters or permit compliance.

		(d)	Hazardous waste has not been transferred  from  any  of  the  Real
Property  to any other location which is not in compliance with all applicable environmental laws, regulations or permit requirements.

		(e)	With respect  to  the  Real  Property,  there  are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the  Company  or  any  Subsidiary,  contemplated  under  any federal,  state  or  local  law regulating the discharge of hazardous or toxic materials or substances into  the  environment,  to  which  the Company or any
Subsidiary is named as a party.

		Section 4.12 Insurance.  All policies of  insurance  of  any  kind  or nature  maintained  by  or  issued  to  the  Company  or  to any Subsidiaries,
including,  without  limitation,  policies   of  life,  fire,  theft,  product
liability,  public  liability,  property  damage,  other  casualty,   employee
fidelity,  worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature  and  provide  such  coverage  as  is sufficient and as is customarily carried by companies of similar size and character.

		Section 4.13 Institutional Investor Debt Restructuring Documents.  (a)
The Company has delivered to the Bank true, complete  and  correct  copies  of each of the Institutional Investor Debt Restructuring Documents (including all exhibits,  schedules  and  disclosure letters referred to therein or delivered pursuant thereto, if  any)  and  all  waivers  relating  thereto and otherside letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any  of  the  provisions thereof  been  waived,  except  pursuant  to a written agreement or instrument which has heretofore been consented to  by  the  Bank and no consent or waiver has been granted by the Company or any Subsidiaries thereunder.  Each  of  the
Institutional Investor Debt Restructuring Documents has been duly executed and delivered  by  the  Companies and, to the best of the Companies' knowledge, by each other party thereto and is  a  legal, valid and binding obligation of the
Companies, and, to the best of the Company's knowledge, of  each  other  party thereto,  enforceable, in all material respects, in accordance with its terms, except as enforceability may  be  limited  by  bankruptcy, insolvency or other similar laws affecting the  rights  of  creditors  generally  and  by  general equitable  principles  (whether enforcement is sought by proceedings in equity or at law).

		(b) The representations and warranties  of the Company, any Subsidiary and  each  other  party  to  the  Institutional  Investor  Debt  Restructuring
Documents are, to the best of the Companies' knowledge, true  and  correct  in all  material  respects  on the date hereof as if made on and as of such date.
Such representations and  warranties,  together  with  the  definitions of all defined terms used therein, are by this reference deemed  incorporated  herein mutatis  mutandis,  and  the  Bank is entitled to rely on the accuracy of such representations and warranties.

		(c) To  the  best  of  the  Companies'  knowledge,  each  party to the
Institutional Investor  Debt  Restructuring  Documents  has  complied  in  all material  respects with all terms and provisions contained therein on its part to be observed.

		Section  4.14   Accuracy   and   Completeness   of  Information.   All
information, reports and other papers and data with respect to the Company and the Subsidiaries furnished to the Bank by the Companies, or on behalf  of  the
Companies,  were,  at  the  time  so  furnished,  complete  and correct in all
material  respects,  or   have   been   subsequently   supplemented  by  other
information, reports or other papers or data, to the extent necessary to  give the  Bank  true  and  accurate knowledge of the subject matter in all material respects.  All projections with  respect  to  the Company and the Subsidiaries were prepared and presented in good faith by the Company based upon facts  and assumptions that the Company believes to be reasonable in light of current and foreseeable  conditions, it being recognized by the Bank that such projections as to future events are  not  to  be  viewed  as facts and that actual results during the period or periods covered by any such projections may  differ  from the projected results.  No document furnished or sta tement made in writing to the  Bank  by  or on behalf of the Company in connection with the negotiation, preparation or execution of this Agreement  contains any untrue statement of a material fact, or omits to state any such material fact necessary in order  to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Bank.

		Section  4.15  Labor Matters.  There are no strikes pending or, to the best of the Companies' knowledge, threatened against the Company or any of the
Subsidiaries which, individually  or  in  the  aggregate,  could reasonably be expected to have a material adverse effect on the Company's business taken  as
a  whole.   The hours worked and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or
any other applicable requirement of  law.   All material payments due from the
Company and the Subsidiaries, on account of  wages  and  employee  health  and welfare  insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary.

		Section 4.16 Leaseholds, Permits, etc.   Each of the Companies and the
Subsidiaries possesses or has the right to  use,  all  leaseholds,  easements, franchises  and  permits  and  all  authorizations  and other rights which are material to and necessary for  the  conduct  of its business.  Except for such noncompliance with the foregoing which could not  reasonably  be  expected  to have a material adverse effect on the Company's business taken as a whole, all the  foregoing  are  in full force and effect, and each of the Company and the
Subsidiaries, as the  case  may  be,  is  in  substantial  compliance with the
foregoing without any known conflict with the  valid  rights  of  others.   No
event  has  occurred  which  permits, or after notice or lapse of time or both would permit, the revocation or  termination  of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a material adverse effect  on the Company's business taken as a whole.

		Section  4.17  Subsidiaries.  Schedule III to this Agreement correctly identifies:

		(a)	each   Subsidiary,  its  jurisdiction  of  incorporation  and  the percentage of its Voting  Stock  owned  by  the  Company and by each other
    Subsidiary, and

		(b)	each of the Company's Affiliates (other than Subsidiaries) and the nature of their affiliation.

The Company and each Subsidiary is the legal and beneficial owner of all of the shares of Voting Stock it purports to own of each Subsidiary, free and clear in each case of any Lien other than any such Lien created by the Security Documents. All such shares have been duly issued and are fully paid and nonassessable.

		Section 4.18  Existing  Indebtedness.   Schedule  IV  hereto correctly
lists indebtedness for borrowed money of  the  Company  and  the  Subsidiaries existing  on  the  date hereof including all guarantees of the Company and the
Subsidiaries of such indebtedness.

		Section 4.19 Company Actions.   Neither  the  Company, Record Town nor
any other Subsidiary has taken any action or permitted any condition to  exist which would have been prohibited by Section 6 if such Section had been binding and  effective  at  all  times  during the period from February 3, 1996 to and including the date hereof.

		Section 4.20 Security Documents.   Each  of  the Security Documents is
effective to create in favor of the Security Trustee, for the ratable  benefit of  the  Banks  and  the  Noteholders,  legal,  valid and enforceable security interests in the Collateral  described  therein  and the proceeds thereof, and when financing statements  in  appropriate  form  are  filed  in  the  offices specified  on Schedule V hereof, each such security interest will constitute a fully perfected Lien  on,  and  security  interest  in,  all  right, title and interest of the Companies in such Collateral  and  the  proceeds  thereof,  as security  for  the  Secured  Obligations  (as defined in the relevant Security
Document), in each case prior and superior in right to any other Person.

		Section  4.21  Patents   and   Trademarks.    The  Company,  and  each
Subsidiary, owns or possesses all  the  patents,  trademarks,  service  marks, trade  names,  copyrights,  licenses  and rights with respect to the foregoing necessary for the present and planned  future conduct of its business, without any known conflict with the rights of others.

		Section 4.22 Movies Plus, Inc. The liabilities of Movies Plus  do  not exceed  $500,000  in  the  aggregate  except  for (i) indebtedness owed to the
Company, Record Town or a  Subsidiary  (all  of  which is subject to the Movie
Plus Subordination Agreement) and (ii) the Guarantee.


SECTION 5.

AFFIRMATIVE COVENANTS

		The Companies hereby covenant that so long as the Note, or any amounts owed in connection with any Letters of Credit or otherwise remain  outstanding and  unpaid  or  so long as the Commitment remains unterminated, the Companies shall, unless otherwise consented to in writing by the Bank:

		Section 5.1 Financial Statements.  Furnish to the Bank:

		(a) as soon as available, but in any event  not  later  than  90  days after the close of each Fiscal Year, a copy of the annual audit report for such  year  for  the  Company  and  its  Subsidiaries,  including  therein consolidated  balance sheets of the Company and its Subsidiaries as of the end of such Fiscal  Year,  and  related consolidated statements of income, retained earnings and cash flow of the Company and  its  Subsidiaries  for such  Fiscal  Year,  setting  forth in each case, in comparative form, the corresponding figures for  the  preceding  Fiscal  Year, all in reasonable detail, prepared in accordance with  GAAP  and  certified  by  independent certified  public  accountants  of  recognized  standing  selected  by the
    Company, and delivered by  such  accountants  without qualification of any kind;

		(b)	as soon as available, but in any event  not  later  than  60  days after  the end of each of the first three quarterly periods of each Fiscal
    Year,  unaudited  consolidated  balance  sheets  of  the  Company  and its
    Subsidiaries  as  at  the  end  of  such  fiscal  quarter,  and  unaudited consolidated statements of income, retained earnings and cash flow of  the
    Company  and  its Subsidiaries for such fiscal quarters and for the period from the beginning of such Fiscal Year  to the end of such fiscal quarter, setting forth in each case, in comparative form, the corresponding figures for the preceding Fiscal Year,  all  in  reasonable  detail,  prepared  in accordance  with  GAAP and certified by the chief financial officer of the
    Company (subject to normal year-end audit adjustment);

		(c)	concurrently  with  the  delivery   of  the  financial  statements
    referred to in clause (a) above, the accountant's management letter and  a certificate  of such independent certified public accountants stating that
    in  making  the  examination   necessary  for  certifying  such  financial
    statements no knowledge was obtained of any Events of Default or  Defaults hereunder, except as specifically indicated;

		(d)	concurrently   with  the  delivery  of  the  financial  statements
    referred to in clauses  (a)  and  (b)  above,  a  certificate of the chief financial officer of the Company certifying, to the best of his knowledge, that there are no Events of  Default  or  Defaults  thereunder  except  as
    specifically   indicated,  together  with  a  computation  by  such  chief financial officer (which shall be in reasonable detail) that substantiates compliance with Sections 6.11, 6.12,  6.13,  6.14,  6.20, 6.23 and 6.27 of
    this Agreement;

		(e)	promptly  after  the  same  are  sent,  copies  of  all  financial statements and reports the Company sends to its stockholders, and promptly after the same are filed, notification of  all  financial  statements  and reports the Company may make to, or file with, any governmental authority,
    agency,   commission  board  or  bureau  and  thereafter  copies  of  such statements and reports as the Bank reasonably requests;

		(f)	a certificate  of  the  chief  financial  officer  of  the Company setting forth the details thereof and the action that the Company  or  the
    Commonly  Controlled  Entity proposes to take with respect thereto as soon as possible and in any event within 30 days after the Company knows or has
    reason to know of the  following  events:   (i) the occurrence or expected
    occurrence of any Reportable  Event  with  respect  to  any  Plan  or  any withdrawal  from, or the termination, Reorganization or Insolvency of, any
    Multiemployer Plan to which the  Company  has an obligation to continue or
    (ii) the institution of proceedings or the taking of any other  action  by
    the   PBGC,  the  Company  or  any  Commonly  Controlled  Entity,  or  any
    Multiemployer  Plan  with  respect   to   the   withdrawal  from,  or  the
    terminating, Reorganization or Insolvency of, any Plan;

		(g)	promptly, such additional financial information as  the  Bank  may from time to time reasonably request;

		(h)	the  monthly  reports  and  other  information listed on Exhibit C hereto;

		(i)	as soon as possible and in any event at least  three  days  before each  Scheduled  Reduction  Date,  a  statement,  certified  by  the chief financial officer of the Company,  setting  forth in reasonable detail the computation, calculated in accordance with GAAP, of Excess Cash  Flow  for the  relevant  period  most  recently  ended  and the resulting Commitment reduction, if any, required by Section 2.6(e)(i); and

		(j)	as soon as possible and in  any  event no later than 90 days after the end of each Fiscal Year, a statement, certified by the chief financial
    officer  of  the  Company,  setting  forth  in   reasonable   detail   the
    computation, calculated in accordance with GAAP, of each of the following:
    (i)  the  tax liabilities incurred in respect of Excess Cash Flow for such
    Fiscal Year, (ii) the Resulting Number  for such Fiscal Year and (iii) the adjustment to the Commitment or the  next  Scheduled  Reduction,  if  any, required by Section 2.6(e)(ii).

		Section  5.2 Payment of Obligations.  Pay and discharge, and cause the
Subsidiaries to  pay  and  discharge,  at  or  before  maturity,  all of their respective material obligations and liabilities,  in  accordance  with  normal business practices, including without limitation tax liabilities, except where the  same  may  be  contested  in good faith, and will maintain, and cause the
Subsidiaries to maintain, in accordance with GAAP, reserves for the accrual of any of the same.

		Section 5.3 Maintenance of Properties; Insurance.  Keep, and cause the
Subsidiaries to keep, all properties  useful  and necessary in the business of the Company  and  the  Subsidiaries  in  good  working  order  and  condition;
maintain,  and  cause  the  Subsidiaries  to  maintain, with financially sound insurance companies, insurance on all  of  their respective properties in such amounts, acceptable to the Bank, as the Companies deem  proper  in  accordance with  business practices against such risks as are usually insured in the same general area and by companies  engaged  in  the  same or similar business; and
furnish to the Bank, upon written request, all information as to the insurance carried.

		Section 5.4 Notices.  Within five Business Days  after  a  Responsible
Officer  obtains  knowledge thereof, give notice in writing to the Bank of (a)
the existence of any Default or  default under the Institutional Investor Debt
Restructuring Documents, the other Credit Agreements, the other Loan Documents or under any other material instrument or agreement  of  the  Company  or  any
Subsidiary or the existence of any fact or circumstance which, after notice or lapse  of time or both, could become a Default or an Event of Default, (b) any notice delivered to either or both of the Companies, or any other action taken by, any of the Banks or the  Noteholders  with respect to a claimed default or event of default under any of the other Credit Agreements or the Institutional
Investor  Debt  Restructuring  Documents,  (c)  any  litigation,   proceeding,
investigation  or  dispute  which may exist at any time between the Company or any Subsidiary and any governmental  regulatory body which might substantially interfere with  the  normal  b  usiness  operations  of  the  Company  or  any
Subsidiary,  (d)  all  litigation and proceedings affecting the Company or any
Subsidiary in which the amount involved is $500,000 or more and not covered by insurance or any litigation in  which  injunctive or similar relief is sought,
(e) any material change in the  credit  and  payment  terms  provided  to  the
Company  and  the  Subsidiaries  by  their principal suppliers, (f) a proposed
Change of Control  which  the  Company  reasonably  expects  to occur, (g) the identity of any assignee of any Noteholder or  any  other  Bank  and  (h)  the proposed  closing date of each Material Asset Sale, provided, however, that in no event shall such notice be provided less than 10 Business Days prior to the actual consummation thereof.

		Section  5.5  Conduct  of   Business  and  Maintenance  of  Existence.
Continue, and cause the Subsidiaries to continue, to engage in business of the same general type as now conducted by the Company and  the  Subsidiaries,  and preserve,  renew  and  keep in full force and effect their corporate existence and take  all  reasonable  action  to  maintain  their  rights, privileges and franchises necessary or desirable in the normal conduct of business;  provided that nothing herein contained shall prevent the Company or any Subsidiary from discontinuing  a  part  of its business which is not a substantial part of the business of the Company or such  Subsidiary, if such discontinuance is, in the opinion of the Board of Directors of the  Company,  in  the  interest  of  the
Company and not disadvantageous to the Bank.

		Section  5.6  Inspection  of Property, Books and Records.  Permit, and
cause the Subsidiaries to permit, any representatives of the Bank to (a) visit and inspect any of their  respective  properties, (b) conduct an environmental audit of any of their respective properties and (c) examine and make abstracts from any of the books and records of the Company and  any  Subsidiary  at  any reasonable time and as often as may reasonably be desired.

 		Section  5.7  Hazardous  Material.   Indemnify  the  Bank  against any
liability, loss,  cost,  damage,  or  expense  (including, without limitation, reasonable attorneys' fees) arising from (a) the imposition or recording of  a
Lien  by  any  local,  state,  or federal government or governmental agency or authority pursuant  to  any  federal,  state  or  local  statute or regulation relating to hazardous or toxic wastes or substances  or  the  removal  thereof
("Cleanup  Laws");  (b)  claims of any private parties regarding violations of
Cleanup Laws;  and  (c)  costs  and  expenses  (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by the Bank in connection with  the  removal of  any  such  Lien  or  in  connection  with  compliance by the Bank with any statute, regulation or other rule issued  pursuant  to any Cleanup Laws by any local, state or federal government or governmental agency or authority.

		Section 5.8 Subsidiary Guarantees.  Subject to the  terms  of  Section
3.1(d),  cause  any  Subsidiary  acquired after the date hereof to execute and deliver to the Bank a  guarantee  substantially  in  the form of the Guarantee annexed hereto as Exhibit "B," within ten days after the acquisition  thereof, together with certified copies of the resolutions of the Board of Directors of such  Subsidiary  authorizing  the execution, delivery and performance thereof with appropriate shareholder consents or approvals attached.

		Section 5.9 Compliance  with  Law.  Comply  with all laws, ordinances, orders, judgments or decrees or governmental rules and regulations to which it
is  subject  and  maintain  all  licenses,  permits,   franchises   or   other
governmental authorizations necessary to the ownership of its Properties or to the  conduct  of  its  business,  if  the failure to do so might reasonably be expected to materially adversely  affect  the Properties, business, prospects, operating results or condition (financial or otherwise) of Record Town or  the
Company and its Subsidiaries, taken as a whole.

		Section  5.10  Maintenance of Office.  Maintain an office in the State of New York  where  notices,  presentations  and  demands  in  respect of this
Agreement or the Notes may be made upon it.  The Companies shall maintain such office at 38 Corporate Circle, Albany, New York 12203 until such time  as  the
Company notifies the Bank and the Security Trustee of a change of location.

		Section 5.11 Quarterly Meetings.  Within 30 days after the end of each
fiscal   quarter   of   the   Company,  Robert  J.  Higgins,  and  such  other
representatives of the Company as the Banks may request, shall make themselves available at a reasonably convenient  location to meet with representatives of the Banks to discuss the Company's budget, business plan  and  other  finances and  affairs  of  the Company, provided, however, that this requirement may be waived with  respect  to  any  quarter  by  the  Banks  holding  not less than seventy-five percent (75%) of the aggregate Commitment of all the Banks.

		Section 5.12 Monthly Monitoring Reports.  The Company and Record  Town
shall pay up to $5,000 per month of the fees and expenses of Policano & Manzo,
L.L.C.  (or  other  financial  consultant  acceptable  to  the  Banks  and the
Noteholders) incurred to  produce  monitoring  reports  of the type heretofore furnished.  The Company and Record Town shall give such  financial  consultant such access to its books and records as is necessary to permit such consultant to produce such reports on a timely basis.


SECTION 6.

NEGATIVE COVENANTS

    	The Companies hereby covenant that so long as the Note or any amounts owing in connection with the Letters of Credit or otherwise remain outstanding and unpaid or so long as the Commitment remains unterminated, the Companies shall not, and shall not permit any Subsidiary to, directly or indirectly, without the prior written consent of the Bank:

		Section  6.1  Limitation  of  Indebtedness.   Create, incur, assume or
suffer to exist,  any  indebtedness  for  borrowed  money, or any indebtedness which constitutes the deferred purchase  price  of  any  property  or  assets, except  (a)  the  Bank  Outstandings;  (b)  accounts  payable  (other than for borrowed money) incurred  in  the  ordinary  course  of  business as presently conducted provided that the same shall not be  overdue  or,  if  overdue,  are being contested in good faith and by appropriate proceedings; (c) indebtedness
between   wholly-owned  Subsidiaries  that  are  Guarantors  and  between  any wholly-owned Subsidiary that is a Guarantor and the Company provided, however, that in the case  of  Movie  Plus  solely  to  the extent such Indebtedness is subject to the Movie Plus  Subordination  Agreement;  (d)  other  indebtedness owing  by  the  Company  or  any  Subsidiary on the date of this Agreement and reflected on  the  balance  sheet  referred  to  in  Section  4.8  hereof; (e)
indebtedness to others incurred for the purpose of purchasing equipment  ,  to the  extent permitted by Section 6.4, used or useful in the ordinary course of the business of the Company  or  its Subsidiaries (provided that the aggregate amount of all such indebtedness shall not  exceed  $2,000,000  in  any  Fiscal
Year);  (f) indebtedness incurred by the Company upon reasonable and customary terms to replace and  upgrade  its  (i)  existing  AS400 computer hardware and related equipment in an amount  not  to  exceed  $4  million  dollars  in  the aggregate  and  (ii)  existing  POS  cash  register system in an amount not to exceed $6 million dollars in  the  aggregate, (g) reimbursement obligations in an aggregate amount not to exceed $500,000 secured by  Liens  permitted  under

Section 6.2(ix) and incurred in respect of standby or commercial letters of credit issued by parties other than the Banks for the account of the Companies and (h) the Institutional Investor Debt. Nothing contained in this Section
6.1 permits an expenditure not otherwise permitted by Section 6.4.

		Section 6.2 Limitation on Liens.  (a) Create, incur, assume or  suffer to  exist, any Lien upon any of their respective property or assets, income or profits, whether  now  owned  or  hereafter  acquired,  except  (i)  the Liens existing as of the date  of  this  Agreement  referred  to  in  the  financial statements  referred  to  in  Section 4.8 hereof, provided, however, that such
Liens shall not spread to  cover  other or additional indebtedness or property of the Companies or any of the Subsidiaries; (ii) Liens for taxes not yet  due or  which  are being contested in good faith and by appropriate proceedings if adequate reserves with respect  thereto  are  maintained  on  the books of the
Company or such Subsidiary, as the case may be, in accordance with GAAP; (iii)
carriers', warehousemen's, mechanics',  materialmen's,  repairmen's  or  other like  Liens  arising in the ordinary course of business for sums which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings; (  iv) pledges or deposits in connection with worker's compensation, unemployment insurance and other  social  security legislation;  (v)  deposits to secure the performance of bids, trade contracts
(other than for  borrowed  money),  leases,  statutory obligations, surety and appeal bonds, performance  bonds  and  other  obligations  of  a  like  nature incurred  in  the  ordinary course of business; (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are  not substantial in amount, and which do not in any case materially detract from the  value  of  the  Property  subject thereto  or  interfere  with  the  ordinary  conduct  of  the  business of the
Companies  or  the   Subsidiaries;   (vii)   purchase   money  Liens  securing
indebtedness permitted by Section 6.1(e) hereof, provided, however, that  such
Liens shall not encumber any assets of the Companies or the Subsidiaries other than the equipment so purchased; (viii) any rights of set off available to the
Bank;  (ix)  deposits  in an aggregate amount not to exceed $500,000 to secure the Companies' reimbursement obligations  in  respect of standby or commercial letters of credit issued for the account of the  Companies  by  parties  other than  the  Banks and (x) Liens granted to the Security Trustee pursuant to the
Security  Documents   (the   Liens   described   in   clauses  (i)-(x)  above,
collectively, the "Permitted Liens").

		(b)	In case any Property is  subjected  to  a  Lien  in  violation  of
Section  6.2(a),  the Company shall make or cause to be made provision whereby the Note will  be  secured  equally  and  ratably  with  all other obligations secured thereby, and in any case the Note will have the benefit, to  the  full extent  that,  and  with such priority as, the holders may be entitled thereto under applicable law, or an equitable Lien on such Property securing the Note.
Any violation of Section 6.2(a)  will  constitute an Event of Default, whether or not any such provision is made pursuant to this Section 6.2(b).

		Section 6.3 Limitation on Contingent Obligations.  Assume,  guarantee, indorse  or  otherwise  in  any way be or become responsible or liable for the
obligations  of  any  Person  (all   such  transactions  being  herein  called
"guarantees"), whether by agreement to purchase or repurchase obligations,  or by  agreement  to  supply  funds  for  the purpose of paying, or enabling such entity to pay, any  obligations  (whether  through  purchasing stock, making a loan, advance or capital contribution or by means of agreeing to  maintain  or cause  such  entity to maintain, a minimum working capital or net worth of any
such  entity,  or  otherwise),   except   (a)  guarantees  by  indorsement  of
instruments for deposit or collection in the ordinary course of business;  (b)
guarantees  of  the  Companies'  indebtedness  outstanding  in respect of this
Agreement and the  Institutional  Investor  Debt  Restructuring Documents; (c)
existing guarantees in respect of existing indebtedness of  the  Subsidiaries, provided  that  the indebtedness in respect of which such guarantees are given is permitted by Section 6.1 hereof;  and  (d) guarantees of the obligations of the Subsidiaries (other than Record Town) under operating  leases  for  retail locations  used  by  the  Company  or any Subsidiary in the ordinary course of business provided that the aggregate  exposure under such guarantees shall not exceed $1,000,000 at any time.

		Section 6.4 Limitation on Capital Expenditures.   Subject  to  Section
6.9  hereof,  make  capital  expenditures  that  exceed  in  the aggregate the following amounts in the following fiscal years:

Fiscal Year		                    Amount

1996		                        $12,000,000

1997		                        $12,000,000

1998 (through Termination Date)	    $6,000,000


		Section  6.5  Prohibition  of  Fundamental  Changes.   Enter  into any
transaction of merger or consolidation or liquidate  or  dissolve  itself  (or suffer  any  liquidation  or  dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction  or a series of related transactions, all or a substantial part of its property, business, or assets, including  its accounts  receivable,  or  stock  or  securities convertible into stock of any
Subsidiary, except that:  (a)  any  Subsidiary  may be voluntarily liquidated, dissolved or merged into, or consolidated with, the Company (but  the  Company must  be  the  continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries  (but  a  wholly-owned  Subsidiary  must be the continuing or surviving corporation and must continue to  be  wholly-owned  by the  Company),  and  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or to a wholly-owned Subsidiary.

		Section 6.6 Limitations on  Dividends and Stock Acquisitions.  Declare
or pay any dividends or make  any  other  distribution  (whether  in  cash  or property)  on any shares of its capital stock now or hereafter outstanding, or purchase, redeem, retire or  otherwise  acquire  for  value  any shares of its capital stock or warrants or options therefor  now  or  hereafter  outstanding
(all   such  dividends,  distributions,  purchases  and  other  actions  being hereinafter collectively called "Stock Payments") except that (a) a Subsidiary may make Stock Payments and (b)  the  Company may declare stock splits and pay dividends payable solely in shares of any class of its capital stock.

		Section 6.7 Limitation on Investments, Loans and  Advances.   Make  or
suffer  to exist any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, or securities or evidences of  indebtedness,  acquisitions  of  businesses  or  acquisitions of assets other than in the ordinary course of business, or  otherwise)  in,  any person,  firm, corporation or other business entity, except (a) investments in certificates of deposit issued by  any  of  the Banks, provided, however, that such certificates of deposit must have a maturity of one year or less from the date of purchase; (b) at such times as no Loans  are  outstanding  under  this
Agreement and all Letters of Credit are fully cash collateralized, investments in  direct  obligations of the United States of America or any agency thereof, or marketable obligations directly and  fully  guaranteed by the United States of America, or commercial paper, provided, however, that any such  obligations or  commercial  paper  must ha ve a maturity date of one year or less from the date of purchase and any such commercial paper must be rated "A-1" by Standard
& Poors Corporation (or must have  a  similar rating by any similar nationally recognized organization which rates commercial paper); (c) at such times as no
Loans are outstanding under this Agreement and all Letters of Credit are fully cash collateralized, investments in money market funds  registered  under  the
Investment  Company Act of 1940 which invest in securities which are permitted under clause  (b)  above;  (d)  loans  and  advances  by  the  Company to, and
investments  by  the  Company  in  the  stock  of,  any  existing   Subsidiary
outstanding  or in effect on the date hereof as set forth on Schedule III; (e)
stock or obligations issued in  settlement  of claims against any other person by reason of an event of bankruptcy or composition or readjustment of debt  or reorganization  of  any  debtor  of  the  Company  or  any Subsidiary; and (f)
investments of new  capital  in  licensed  operations  and  joint ventu res in specialty retailing in an aggregate amount not  to  exceed  the  sum  of  such investments made prior to June 29, 1995 plus $5,000,000.

		Section  6.8 Prohibition of Certain Prepayments.  Make any payments in any Fiscal Year in respect of  the  principal  of any debt, with a maturity of more than one year from the date of such payment, for borrowed  money  or  for the  deferred purchase price of property or services, except in respect of the
Bank Outstandings and at  the  stated  maturity  of the Institutional Investor
Debt or as required  by  mandatory  prepayment  provisions  relating  thereto;
provided,  however,  that  the  Company may make additional prepayments of the
Institutional Investor Debt but only  to  the  extent that any such payment of the  Institutional  Investor  Debt  is  accompanied  by  a  reduction  of  the
Commitment as provided in Section 2.6(d) hereof.

		Section 6.9 Limitation on Leases.  Enter into any agreement, or be  or become  liable under any agreement, for the lease, hire or use of any personal property entered into in the ordinary course of business which would cause (a)
the sum of (x) the aggregate maximum  amount of all obligations of the Company and its Subsidiaries pursuant  to  such  agreements  plus  (y)  the  aggregate outstanding  indebtedness  permitted under Section 6.1(e) hereof to exceed (b)
$2,000,000 in any Fiscal Year.  Anything  contained in this Section 6.9 to the contrary notwithstanding, this provision does not apply to retail store leases or leases required to be capitalized under GAAP.

		Section 6.10  Limitation  on  Sale  and  Leaseback.   Enter  into  any
arrangement  with  any  Person  whereby the Company or any Subsidiary sells or transfers any personal property, whether  now owned or hereafter acquired, and thereafter rents or leases such property or other property which  the  Company or  such  Subsidiary  intends  to  use  for  substantially the same purpose or purposes as the property being sold or transferred.

		Section 6.11  Maintenance  of  Current  Ratio.   Permit  the  ratio of
current assets of the Company and the Subsidiaries to current  liabilities  of the  Company and the Subsidiaries, in each case on a consolidated basis, to be less than 1.5 to 1.0  at  the  end  of  each  of  the first, second and fourth quarterly periods of each Fiscal Year and 1.35 to 1.0 at the end of the  third quarterly  period  of  each  Fiscal  Year,  excluding  for  purposes  of  such computation  of current liabilities, the Institutional Investor Debt.  For all calculations herein, the actual cash balance of the Company will be reduced by the amount in excess of $10,000 per retail store actually open for business on the date of such computation.  Such  excess will be applied to reduce accounts payable in the pro forma computation of the current ratio under  this  Section
6.11.

		Section  6.12  Maintenance of Consolidated Tangible Net Worth.  Permit
the Consolidated Tangible Net Worth to  be  less than the following amounts at the end of the following quarterly periods:

Period/Fiscal Year	    Amount

1st Q 1996	            $75,000,000

2nd Q 1996	            $75,000,000

3rd Q 1996	            $75,000,000

4th Q 1996	            $85,000,000

1st Q 1997	            $80,000,000

2nd Q 1997	            $80,000,000

3rd Q 1997	            $80,000,000

4th Q 1997	            $90,000,000

1st Q 1998	            $80,000,000

		Section 6.13 Limitation on Debt to Consolidated  Tangible  Net  Worth.
Permit  the ratio of (a) total liabilities of the Company and the Subsidiaries on a consolidated basis to (b)  Consolidated  Tangible Net Worth to exceed the following amounts as of the end of the following quarterly periods:

Period/Fiscal Year	    Ratio

1st Q 1996	            2.30

2nd Q 1996	            2.50

3rd Q 1996	            3.00

4th Q 1996	            2.10

1st Q 1997	            2.10

2nd Q 1997	            2.30

3rd Q 1997	            2.80

4th Q 1997	            1.90

1st Q 1998	            2.10

For all calculations in this Section 6.13, the actual cash balance of the Company will be reduced by the amount in excess of $10,000 per retail store actually open for business on the date of such computation. Such excess will be applied to reduce accounts payable in the pro forma computation of liabilities to Consolidated Tangible Net Worth under this Section 6.13.

		Section 6.14 Maintenance  of  Inventory  Turnover.   Permit  Inventory
Turnover  to  fall  below the following amounts as of the end of the following quarterly periods:

Period/Fiscal Year	    Turns Per Year

1st Q 1996	             .30
2nd Q 1996	             .60
3rd Q 1996	             .70
4th Q 1996	            1.50
1st Q 1997	             .30
2nd Q 1997	             .60
3rd Q 1997	             .70
4th Q 1997	            1.50
1st Q 1998	             .30

		Section  6.15  No  Amendment  of  Debt  Instruments.  Amend, modify or supplement or permit or consent  to  any amendment, modification or supplement of any of the terms of  the  other  Credit  Agreements  or  the  Institutional
Investor   Debt  Restructuring  Documents  (other  than  any  such  amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which  would reduce the rate or extend the date for payment of interest thereon).

		Section 6.16 Maintenance of Accounts.  Maintain any cash  balances  or cash  management  accounts other than at one or more of the Banks or any other financial institution that  has  executed  a  valid  Bank Depository Agreement satisfactory to the Security Trustee, provided, however, that the Company  may continue  to  maintain,  in  a manner consistent with past practices, existing store accounts at one or more  other  banks  whether or not such banks execute any such agency agreement.

		Section 6.17 Limitation on Transactions with Affiliates.   Enter  into
any  transaction,  including, without limitation, any purchase, sale, lease or exchange of property  or  the  rendering  of  any  service, with any Affiliate
(other  than  the  Company  or  any  wholly-owned  Subsidiary)   unless   such
transaction  is  (a)  otherwise  permitted  under  this  Agreement, (b) in the ordinary course of the Company's  or  such  Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be,  than  it  would  obtain  in  a  comparable  arm's  length transaction with a Person that is not an Affiliate.

		Section  6.18 Limitation on Changes in Fiscal Year.  Permit the Fiscal
Year of the Company to end  on  a  day  other than the Saturday closest to the last day of January or change  the  Company's  method  of  determining  fiscal quarters.

		Section  6.19  Limitation  on  Lines  of  Business.   Enter  into  any
business,  either  directly  or  through  any  Subsidiary,  except  for  those businesses  in  which the Company and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

		Section 6.20 Minimum Consolidated  EBITDA.  Permit Consolidated EBITDA
	to be less than the following amounts for any of  the  following  periods:
Period                                                  	Amount

For the period from February 4, 1996 to May 4, 1996	        ($2,000,000)

For the period from February 4, 1996 to August 4, 1996	    ($2,000,000)

For the period from February 4, 1996 to November 4, 1996	($2,000,000)

For the period from February 4, 1996 to February 1, 1997	$24,000,000

For the period from February 2, 1997 to May 2, 1997	        ($2,000,000)

For the period from February 2, 1997 to August 2, 1997	    ($2,000,000)

For the period from February 2, 1997 to November 2, 1997	($2,000,000)

For the period from February 2, 1997 to January 31, 1998	$27,000,000

For the period from February 1, 1998 to May 1, 1998	        ($2,000,000)


		Section  6.21  Limitation  on  Material  Asset  Sales.   Enter  into a
contract for or consummate a Material  Asset  Sale except that the Company may contract for and consummate the sale of all or substantially all of the  Movie
Plus  Assets  for  a  cash  purchase price not less than the fair market value thereof as determined in good faith by  the board of directors of the Company.
If such a sale is consummated, the  Commitment  will  reduce  as  provided  in
Section 2.6.

		Section  6.22  Maintenance of Ownership.  At any time fail to directly or indirectly own, free and clear  of all Liens (except as otherwise permitted by Section 6.2(a)), 100% of the outstanding capital stock of Record Town.

		Section 6.23 Maintenance of Tangible Net Worth of Record Town.  Permit
Record Town and Record Town's subsidiaries to maintain Tangible Net  Worth  of less  than  the  following  amounts  as  of  the  end  of the following fiscal quarters:

Period/Fiscal Year	        Amount

1st Q 1996	                $25,000,000

2nd Q 1996	                $25,000,000

3rd Q 1996	                $25,000,000

4th Q 1996	                $35,000,000

1st Q 1997	                $30,000,000

2nd Q 1997	                $30,000,000

3rd Q 1997	                $30,000,000

4th Q 1997	                $40,000,000

1st Q 1998	                $30,000,000

		Section 6.24 Tax Consolidation.  File or  consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

		Section 6.25 Limitations on Preferred Stock.  Issue, or permit  Record
Town  or any other Subsidiary to issue, any Preferred Stock which by its terms
(or by the terms of any security into  which it is convertible or for which it is exchangeable) is exchangeable for debt at the option of the holder  thereof on or prior to July 31, 2000.

		Section 6.26 New Stores and Leases.  (i) Open or permit any Subsidiary to  open,  any  new  store other than relocations, or (ii) enter or permit any
Subsidiary to enter into any lease  in  connection  with or for the purpose of opening any new store if, after giving effect to the opening of such store  or the entering into of such lease, a default under Section 6.4 would exist.

		Section  6.27  Maintenance  of  Fixed Charges Ratio.  Permit the Fixed
Charges Ratio for the period of four  fiscal quarters ended as of the last day of each of the following fiscal quarters to be less than the amounts set forth opposite such fiscal quarters:

Period/Fiscal Year	    Amount

1st Q 1996	            1.00

2nd Q 1996	            1.00

3rd Q 1996	            1.10

4th Q 1996	            1.10

1st Q 1997	            1.00

2nd Q 1997	            1.00

3rd Q 1997	            1.10

4th Q 1997	            1.15

1st Q 1998	            1.00

		Section 6.28 Foreign Subsidiaries.  Create or permit to be created any
Subsidiary under the laws of any  jurisdiction other than the United States or a jurisdiction thereof.


SECTION 7.

EVENTS OF DEFAULT

		Section 7.1 Events of Default.  Upon the  occurrence  of  any  of  the following:

		(a)  failure  by the Companies to pay the principal of the Note or the principal amount of any  obligations  of  the  Companies in respect of any
    Letters of Credit when due, or failure to pay any interest on the Note  or any  fee  within five Business Days after any such interest or fee becomes due or failure to pay any  other  obligation  of the Companies to the Bank within five Business Days of the date when due inclusive of any applicable grace or other cure period;

 		(b) if any representation or warranty made by the  Companies  in  this
    Agreement or in any certificate, financial or other statement furnished at any  time  under  or in connection with this Agreement shall prove to have been incorrect, untrue or misleading in any material respect when made;

		(c) default by the Company in the observance  or  performance  of  any covenant  or agreement contained in Section 5.1, Section 5.3, Section 5.4,
    Section 5.5, Section 5.8, or Section 6 of this Agreement;

		(d) default by the  Company  in  the  observance or performance of any other covenant or agreement contained in this Agreement or any other  Loan
    Document  (except  to  the extent a shorter time period is provided for in the applicable Loan Document) and the  continuance of the same for 30 days after notice of such default is given the Company by the Bank;

		(e) if the Company or  any  Subsidiary  (i) defaults in the payment of principal or interest on any obligation for borrowed  money  that  has  an outstanding  balance  of  over  $500,000 (other than the Note), or for the deferred purchase price of  property  that  has  an outstanding balance of over $500,000, in each case beyond the period of grace, if  any,  provided with  respect  thereto;  (ii)  defaults  in  the  payment  of principal or interest on  any  obligations  for  borrowed  money  or  for  the deferred purchase price of property, in each case beyond the period  of  grace,  if any,  if  the aggregate principal amount of such obligations in default at any one time exceeds $2,000,000;  or  (iii) defaults in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect  thereof  is to  cause or permit the holder or holders of such obligation (or a trustee on behalf of such holder or  holders)  to cause, such obligation to become due prior to its stated maturity;

    	(f) (i) the Company or any of its Significant Subsidiaries commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there is commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or s imilar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of any order for relief or (y) remains undismissed, undischarged or unbonded for a period of 45 days; or (iii) the Company or any of its Significant Subsidiaries takes any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in its clause (i) or (ii) above; or (iv) the Company or any of its Significant Subsidiaries generally does not, or is unable to, pay its debts as they become due or admits in writing its inability to pay its debts;

		(g) (i) any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or  Section  4975 of the Code) involving any Plan,
    (ii) any "accumulated funding deficiency" (as defined in  Section  302  of
    ERISA),  whether  or  not waived, exists with respect to any Plan, (iii) a

    Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan terminates for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity incurs or, in the reasonable opinion of the Bank, is likely to incur, any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition occurs or exists with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company;

		(h) final judgment for  the  payment  of  money  in excess of $500,000
    (other than the insured claims) is rendered against  the  Company  or  any
    Significant  Subsidiary  and the same remains undischarged or unbonded for the period of 30  days  during  which  execution  of  such judgment is not effectively stayed;

 		(i) default by any Guarantor upon its Guarantee of the  Note  pursuant to  the  terms thereof or if any such Guarantee ceases to be in full force and effect or is declared to be null and void;

		(j)	an Event of Default  under  any  one  or  more of the other Credit
    Agreements or the  Institutional  Investor  Debt  Restructuring  Documents
    whether  or not such Event of Default is waived by the applicable Banks or
    Noteholders; or

		(k) a Change of Control;

then (i) if such event is an event specified in paragraph (f) above, the Commitment shall immediately terminate and the Note and all obligations of the Companies with respect to the Letters of Credit, together with accrued interest thereon, shall be immediately due and payable without notice or demand and (ii) if such event is any other such event specified above, the Bank may, by notice to the Companies, declare the Commitment immediately terminated and the Note, and all obligations of the Companies with respect to the Letters of Credit, to be forthwith due and payable, whereupon the Commitment shall be immediately terminated and the principal amount of the Note and all obligations of the Companies with respect to the Letters of Credit, together with accrued interest thereon and accrued fees, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything
contained  herein,  in  the  Note,   or   the  Applications  to  the  contrary
notwithstanding. With respect to all Letters of Credit not previously presented for drawing at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the Bank an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. The Bank shall apply amounts held in such cash collateral account to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of
Credit have expired or been fully drawn upon, if any, to repay other obligations of the Companies hereunder and under the other Loan Documents, the other Credit Agreements and the Institutional Investor Debt Restructuring Documents. After all such Letters of Credit have expired or been fully drawn upon, the principal and interest outstanding in respect of the Notes have been satisfied and all other obligations of the Company hereunder and under the other Loan Documents, the other Cre dit Agreements and the Institutional Investor Debt Restructuring Documents have been paid in full, the Bank shall return the balance, if any, in such cash collateral account to the Companies (or such other Person as may be lawfully entitled thereto). The Bank may exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement or the Note or under applicable law, in any manner deemed appropriate by the Bank, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Note or in aid of the exercise of any power granted in this Agreement or the Note.


SECTION 8.

MISCELLANEOUS

		Section 8.1 Limited Role of the Bank.  The  relationship  between  the
Companies  and  the Bank is solely that of borrowers and lender, respectively.
The Bank has no  fiduciary  responsibilities  to  the Companies under the Loan
Documents and no joint venture exists between the Companies and the Bank.  The
Companies and the Bank each hereby severally acknowledges that  there  are  no representations,  warranties,  covenants,  undertakings  or  agreements by the parties hereto as to the Loan Documents except as specifically provided herein and therein.

		Section 8.2 Choice  of  Law  Construction.   The Loan Documents (other
than those containing a contrary express choice  of  law  provision)  will  be construed  in  accordance with the internal laws (without reference to the law
of conflicts) of  the  State  of  New  York.   If  any  provision  of the Loan
Documents is or becomes unenforceable or illegal under any applicable law, the other provisions will remain in full force and effect.

		Section  8.3  Consent  to  Jurisdiction.   (a)  The  Companies  hereby
irrevocably submit to the  nonexclusive  jurisdiction  of  any  United  States federal  or  New York State court sitting in New York City or Albany, New York in any action or proceedings arising  out  of  or relating to any Loan or Loan
Documents and all claims in respect of such action or proceedings may be heard and determined in any such court and the Companies  hereby  irrevocably  waive any  objection  either  may  now or hereafter have as to the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

		(b) The  Companies  irrevocably  and  unconditionally  consent  to the service of process in any such action or proceedings in any of  the  aforesaid courts  by  the  mailing  of  copies  of  such  process to it, by certified or registered mail at the address specified in Section 8.5.

		Section 8.4 WAIVER OF JURY  TRIAL.   THE BANK AND THE COMPANIES, AFTER
CONSULTING WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND  INTENTIONALLY  WAIVE  ANY
RIGHT  ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR
ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF
THE TRANSACTIONS CONTEMPLATED  BY  THIS  AGREEMENT  OR  ANY COURSE OF CONDUCT,
DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM.  NONE
OF THE BANK OR THE COMPANIES WILL SEEK  TO  CONSOLIDATE,  BY  COUNTERCLAIM  OR
OTHERWISE,  ANY  SUCH  ACTION  IN  WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY
OTHER ACTION IN WHICH A JURY  TRIAL  CANNOT  BE OR HAS NOT BEEN WAIVED.  THESE
PROVISIONS WILL NOT BE DEEMED MODIFIED IN ANY RESPECT OR RELINQUISHED  BY  THE
BANK OR THE COMPANIES EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

		Section  8.5 Notices.  (a) Except as otherwise provided in Section 2.4 hereof, all notices and other communications  hereunder must be in writing and must be delivered or sent to the Companies at:

38 Corporate Circle
Albany, New York  12203
Facsimile  No.:   (518)  869-4819
Attention:  Robert J. Higgins

	with a copy to

Matthew H. Mataraso
111 Washington Avenue
Albany, New York  12210
Facsimile No.:  (518) 449-5812

		- and -

Jones, Day, Reavis & Pogue
77 West Wacker
Chicago, Illinois  60601
Facsimile No.:  (312) 782-8585
Attention:  David S. Kurtz
and to the Bank at:

NBD Bank

	with a copy to

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Attention:  Chaim J. Fortgang


or to such other address as may be designated by the Companies or the Bank by notice to the other parties hereto. All notices and other communications will be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third Business Day after the date of mailing, or, if sent by Federal Express or other recognized overnight delivery service, prepaid, to such address, on the Business Day following the date of deposit with such delivery service prior to such service's next day delivery deadline.

		(b) Notice by the Companies  to  the Bank with respect to terminations or reductions of the Commitment pursuant to Section 2.6,  requests  for  Loans pursuant  to  Section  2.4,  and notices of prepayment pursuant to Section 2.7 will be irrevocable and binding on the Companies.

		(c) Any notice given by the  Companies to the Bank pursuant to Section
2.4 may be given by telephone and  all  such  notices  must  be  confirmed  in writing  in  the manner provided in Section 8.5(a).  Any such confirmation may be communicated to the Bank via  facsimile  at the number set forth in Section
8.5(a).  Any such notice given by telephone will  be  effective  upon  receipt thereof by the party to whom such notice is to be given.

		Section   8.6   Entire  Agreement;  No  Waiver;  Cumulative  Remedies;
Amendments; Setoff;  Counterparts.   (a)  This  Agreement  and  the other Loan
Documents constitute the entire agreement among the parties hereto and thereto as to the subject  matter  hereof  and  thereof  and  supersede  any  previous agreement, oral or written, as to such subject matter.

		(b)	No  failure to exercise and no delay in exercising, on the part of the Bank, any right,  power  or  privilege  hereunder  or under the Note, will operate as a waiver thereof; nor will any single or partial  exercise  of  any right,  power  or  privilege  hereunder preclude any other or further exercise thereof or the exercise of  any  other  right, power or privilege.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.  No modification, or waiver of any provision of this
Agreement, the Applications, or the Note, nor consent to any departure by  the
Companies  from the provisions hereof or thereof, will be effective unless the same is in writing from  the  Bank  and  then  such  waiver or consent will be effective only in the specific instance and for the purpose for  which  it  is
given.   No notice to the Companies will entitle the Companies to any other or further notice in other or similar circumstances unless expressly provided for herein.  No course of dealing between  the  Companies and the Bank can or will constitute a waiver of any of the rights of the Bank under this  Agreement  or the other Loan Documents.

		(c) In addition to any rights or remedies of the Bank provided by law, upon  the  occurrence  of any Event of Default, the Bank is hereby authorized, without notice to  the  Companies,  to  setoff  and  appropriate and apply all deposits (general and special) and other indebtedness  at  any  time  held  or owing by the Bank to or for the credit or the account of the Companies against and  on account of all obligations, liabilities and claims of the Companies to the  Bank,  and  in  such  amounts  as  the  Bank  may  elect,  although  such obligations, liabilities and claims may be contingent or unmatured.

		(d)	This Agreement may be executed  in  any number of counterparts and by the different parties hereto on separate counterparts, each of  which  when so  executed  and  delivered  shall  be  an  original,  but all of which shall together constitute one and the same instrument.

 		Section 8.7 Reference to Subsidiaries  and Guarantors.  If the Company
has no Subsidiaries, and/or if there are no Guarantors, then the provisions of this Agreement relating to  Subsidiaries  and/or  Guarantors  will  be  deemed surplusage  without  affecting  the  applicability  of  the provisions of this
Agreement to the Company alone.

		Section 8.8  Captions.   The  captions  of  the  various  sections and
subsections of this Agreement have been inserted  only  for  the  purposes  of convenience,  and in no manner modify, explain, enlarge or restrict any of the provisions of this Agreement.

		Section 8.9 Exhibits and Schedules.  The exhibits and Schedules hereto constitute integral parts of this Agreement.

		Section 8.10 Expenses;  Indemnity.   (a)  The Companies are obligated,
jointly and severally, to pay all reasonable out-of-pocket  expenses  incurred by  the  Bank  in  connection  with the preparation and administration of this
Agreement and the other Loan  Documents  or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether  or  not the  transactions  hereby  or  thereby  contemplated  shall be consummated) or incurred by the Bank in connection  with  the enforcement or protection of its rights in connection with this Agreement and the other Loan  Documents  or  in connection  with  the  Loans  made  or  Letters  of  Credit  issued hereunder, including the fees, charges  and  disbursements  of  Wachtell, Lipton, Rosen &
Katz, counsel for the Bank and Policano & Manzo LLC, financial  consultant  to the Bank.

		(b)  The  Companies hereby, jointly and severally, indemnify the Bank, each Affiliate of the Bank  and  each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee")  against, and  hold  each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses,  including  reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising  out of,  in  any  way  connected  with,  or  as  a result of (i) the execution and delivery of this Agreement  or  any  other  Loan  Document or any agreement or instrument contemplated thereby, the performance by  the  parties  thereto  of
their   respective   obligations   thereunder   or  the  consummation  of  the
transactions contemplated thereby, (ii) the  use  of  proceeds of the Loans or the issuance of Letters of Credit, (iii) any claim, litigation,  investigation or  proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or  (iv)  any  actual  or  alle ged presence or release of hazardous materials on any property owned or operated by the Companies or  any of  the  Subsidiaries,  or  any  environmental claim related in any way to the companies or the Subsidiaries; provided  that  such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims,  damages, liabilities  or  related  expenses  are  determined  by  a  court of competent jurisdiction by final and  nonappealable  judgment  to  have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (c)	The provisions of this Section  8.10  will remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitment, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Bank. All amounts due under this
Section 8.10 shall be payable on written demand therefor.

		Section  8.11 Survival of Agreements.  All agreements, representations and warranties made herein and  in  any certificates delivered pursuant hereto will survive the execution and delivery of this Agreement, the Note,  and  the making  and  renewal  of  Loans hereunder, and will continue in full force and effect until such indebtedness of the  Companies  under the Note has been paid in full.

 		Section 8.12 Successors and Assigns.  (a) This  Agreement  is  binding upon  and  inures  to  the  benefit  of  the Companies, and the Bank and their respective successors and assigns, except  that the Companies may not transfer or assign any of their rights or interests hereunder without the prior written consent of the Bank.

		(b)	The Bank may, without the consent of the Companies  or  the  other
Banks,  in  the  ordinary  course  of  its  commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in  the Loans, the Note, the
Commitment or any other interest of such Bank hereunder and  under  the  other
Loan  Documents  ("Participations");  provided  that  (i)  any  such  sale  of participating interests must be in a minimum amount equal to the lesser of (A)
$1,000,000 and (B) the Commitment then in effect, and (ii) after giving effect to  any  such sale, the Bank must have either (x) retained at least $1,000,000 of its Commitment  not  subject  to  any  participating  interests or (y) sold participating interests to Participants (or assignments to Assignees) in  100%
of  its  Loans  and Commitment.  If the Bank sells a participation, the Bank's obligations under this Agreement to  the  other parties to this Agreement will remain unchanged, the Bank will remain s olely responsible for the performance thereof, the Bank will remain the holder of the Note for  all  purposes  under this  Agreement and the other Loan Documents, and the Companies shall continue to deal solely and directly with  the  Bank  in connection with its rights and
obligations under this Agreement and the other  Loan  Documents.   If  amounts
outstanding  under this Agreement and the Note are due or unpaid, or have been declared or have become due  and  payable  upon  the occurrence of an Event of
Default, each Participant will have the right of  setoff  in  respect  of  its participating  interest  in amounts owing under this Agreement and the Note to the same extent as if the  amount  of its Participation were owing directly to it as the Bank under this Agreement or the Note.  Each Participant is entitled to the benefits of Section 2.9  with  respect  to  its  Participation  in  the
Commitment and the Loans outstanding from time to time as if it were the Bank;
provided,  that  no  Participant  is  entitled  to  receive any greater amount pursuant to such Section than the  participating Bank would have been entitled to receive in respect of the amount of the Participation transferred  to  such
Participant had not such transfer occurred.

		(c)	The  Bank  may,  in  the  ordinary  course  of its business and in accordance with applicable law, at any  time  and from time to time, assign to either (1) any other bank or financial institution having capital  surplus  of at  least  $300,000,000 or (2) with the consent of the Company and each of the other Banks, which consent shall  not  be unreasonably withheld or delayed, to any other Person (in each  case,  an  "Assignee")  all  or  any  part  of  the
Commitment, the Loans, its rights and obligations under this Agreement and the

Note; provided that (i) any such assignment must be in a minimum amount equal to the lesser of (x) $1,000,000 and (y) the Commitment, and (ii) after giving effect to any such assignment, the Bank must have either (x) sold all its rights and obligations hereunder and under the Note or (y) retained at least $1,000,000 of the Commitment. Notwithstanding the foregoing, the consent of the Company is not required for an assignment made when a Default has occurred and is continuing. The Bank shall no tify the Companies of each assignment and the identity of each Assignee. Upon notification to the Companies of an assignment, from and after the effective date of such assignment, (1) the Assignee thereunder will be a party hereto and have the rights and obligations of the Bank hereunder with a Commitment as set forth herein and (2) the Bank will, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of the Bank's rights and obligations under this Agreement, the Bank will cease to be a party hereto except that the provisions of Section 2.9 and Section 8.6 will continue to benefit the Bank to the extent required by such Sections).

		(d)	Each of the Companies authorizes  the  Bank  to  disclose  to  any
Participant or Assignee (each, a "Transferee") and any prospective Transferee, any  and  all  financial  information  in the Bank's possession concerning the
Companies and their respective Affiliates which has been delivered to the Bank by or on behalf of the Companies  pursuant to this Agreement or which has been delivered to the Bank by or on behalf of the Companies in connection with  the
Bank's  credit  evaluation  of  the  Companies and their respective Affiliates prior to becoming a party to this Agreement.

        (e)	Nothing herein prohibits the  Bank  from pledging or assigning the
Note to any Federal Reserve Bank in accordance with applicable law.

		Section  8.13  Interest.  Anything in this Agreement or in the Note to the contrary notwithstanding, the Bank shall  not charge, take or receive, and the Companies will not be obligated to pay, interest in excess of the  maximum rate from time to time permitted by applicable law.

		Section  8.14 Waiver and Release.  (a) For and in consideration of the
agreements  contained  in  this   Agreement,   and  other  good  and  valuable
consideration, the  receipt  and  sufficiency  of  all  of  which  are  hereby acknowledged, each of the Company and Record Town (the Company and Record Town
being  collectively  referred to in this Section 8.14 as the "Releasors") does hereby jointly and severally fully  RELEASE, REMISE, ACQUIT, IRREVOCABLY WAIVE and FOREVER DISCHARGE the Bank, together with  its  predecessors,  successors, assigns,  subsidiaries, Affiliates and agents and all of its past, present and
future  officers,   directors,   shareholders,   employees,   contractors  and
attorneys, and the predecessors, heirs, successors and assigns of each of them
(the Bank and all of the foregoing being  collectively  referred  to  in  this
Section  8.14 as the "Released Parties"), from and with respect to any and all
Claims (as defined below).

		(b)	As used in this Section 8.14, the term "Claims" means and includes any and all, and  all  manner  of,  action  and  actions,  cause and causes of action, suits, disputes, controversies, claims, debts, sums of  money,  offset rights,  defenses  to  payment,  agreements,  promises,  notes,  bonds, bills, covenants, losses,  damages,  judgments,  executions  and  demands of whatever nature, known or unknown, whether in contract, in tort or otherwise, at law or in equity, for money damages  or  dues,  recovery  of  property,  or  specific performance, or any other redress or recompense which have accrued or may ever accrue,  may have been had, may be now possessed, or may or shall be possessed in the future by or on behalf of  any one or more of the Releasors against any one or more of the Released Parties for, upon, by reason of, on account of, or arising from or out of, or by virtue of, any transaction, event or occurrence, duty or obligation, indemnification, agreement, promise, warranty, covenant or representation, breach of fiducia ry duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue  influence,  duress, economic  coercion,  conflict of interest, negligence, bad faith, malpractice, violations of federal or state securities laws or the Racketeer Influenced and
Corrupt Organizations  Act,  intentional  or  negligent  infliction  of mental
distress,  tortious  interference   with   contractual   relations,   tortious
interference  with  corporate  governance  or  prospective business advantage,
breach  of  contract,  deceptive   trade  practices,  libel,  slander,  usury,
conspiracy, wrongful acceleration of any indebtedness, wrongful foreclosure or attempt to foreclose on any collateral relating to any indebtedness, action or inaction, relationship or activity, service rendered, matter, cause or  thing, whatsoever, express or implied, transpiring, entered into, created or existing from  the  beginning of time to the date of the execution of this Agreement in respect of the Existing  Credit  Agreement,  and  shall  include,  but no t be limited to, any and all Claims in connection with, as a result of,  by  reason of,  or  in  any  way  related  to  or  arising  from  the  existence  of  any relationships  or communications by and between the Releasors and the Released
Parties with respect to  the  Existing  Credit  Agreement, and all agreements, documents and instruments related thereto, as presently constituted and as the same may from time to time be amended.

 		(c)	The Releasors acknowledge that they may hereafter  discover  facts different  from  or  in  addition to those they now know or believe to be true with respect to the  Claims  herein  released.  Notwithstanding the foregoing, the Releasors agree that this Section 8.14 will survive the termination hereof and will remain effective in all respects and waive the right to make any new, different or additional claim on  account  of  such  different  or  additional
facts.   The  Releasors  acknowledge that no representation or warranty of any kind or character has been made  to  the  Releasors  by any one or more of the
Released Parties or any agent, representative  or  attorney  of  the  Released
Parties  to  induce  the  execution  of this Agreement containing this Section
8.14.

		(d)	The Releasors  hereby  represent  and  warrant  unto  the Released
Parties that

			(i)	the Releasors have the full right,  power,  and  authority  to execute  and  deliver  this Agreement containing this Section 8.14 without the necessity of obtaining the consent of any other party;

			(ii)	the Releasors have received  independent legal advice from
    attorneys of their choice with respect to the advisability of granting the release provided herein, and with respect to the advisability of executing this Agreement containing this Section 8.14;

			(iii)	the  Releasors  have  not  relied  upon  any   statements,
    representations  or  promises  of any of the Released Parties in executing this Agreement containing this  Section  8.14,  or in granting the release provided herein;

			(iv)	the Releasors have not entered into any  other  agreements
    or understandings relating to the Claims;

			(v)	the  terms  of  this  Section 8.14 are contractual, not a mere recital, and are the result of negotiation among all the parties; and

			(vi)	this Section 8.14  has  been  carefully  read  by, and the
    contents hereof are known and understood by, and it is  signed  freely  by the Releasors.

		(e)	The Releasors covenant and agree not to bring any  claim,  action, suit  or proceeding regarding or related in any manner to the matters released hereby, and the Releasors further covenant and agree that this Section 8.14 is a bar to any such claim, action, suit or proceeding.

		(f)	All prior discussions and  negotiations  regarding the Claims have been and are merged and integrated into, and are superseded by,  this  Section
8.14.   The  Releasors  understand, agree and expressly assume the risk of any fact not  recited,  contained  or  embodied  in  this  Section  8.14 which may hereafter turn out to be other than, different from, or contrary to, the  fact now  known  to  the  Releasors  or  believed  by the Releasors to be true, and
further  agree  that  this  Section   9.15  is  not  subject  to  termination,
modification, or rescission, by  reason  of  any  such  difference  in  facts.

		IN  WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper  and duly authorized officers as of the day and year first above written.


TRANS WORLD ENTERTAINMENT CORP.



By: /s/ Robert J. Higgins
    --------------------
	Robert J. Higgins,
	President


RECORD TOWN, INC.



By: /s/ Robert J. Higgins
    --------------------
	Robert J. Higgins,
	President

NBD Bank



By: /s/ Phillip D. Martin
    --------------------
    Phillip D. Martin
    Vice President